                                                                                                                            EXHIBIT 2.1

                                                 AGREEMENT AND PLAN OF REORGANIZATION

                                                             BY AND AMONG

                                                        CITIZENS BUSINESS BANK,

                                                     WESTERN SECURITY BANCORP and

                                              WESTERN SECURITY BANK, NATIONAL ASSOCIATION

                                                           January 17, 2002

                                                           TABLE OF CONTENTS

                                                              (continued)

                                                                                                                         EXHIBIT 99.1

                                                 AGREEMENT AND PLAN OF REORGANIZATION

                  THIS AGREEMENT AND PLAN OF REORGANIZATION  ("Agreement") is made and entered into as of the 17th day of January 2002, by and among CITIZENS  BUSINESS BANK, a California  banking  corporation  ("CBB"),  on the one hand, and WESTERN  SECURITY  BANCORP,  a
California  corporation  ("BANCORP") and WESTERN SECURITY BANK, NATIONAL ASSOCIATION,  a national banking association  ("WESTERN"),  on the other hand.

                  WHEREAS, the Parties deem it advisable and in the best interests of their respective  shareholders to provide for the acquisition by CBB of Bancorp and Western subject to the terms and conditions specified herein as follows:

                  (a)      CBB will establish Security Acquisition (as defined below) as a wholly-owned subsidiary;

                  (b)      Security  Acquisition and Bancorp will enter into an Agreement of Merger (as defined  below),  substantially in the form of Exhibit A attached hereto, providing for the merger of Security Acquisition with and into Bancorp;
               ---------

                  (c)      Immediately  thereafter,  the Surviving Corporation (as defined below) will merge with and into CBB pursuant to the Agreement of Second Merger (as defined below), substantially in the form of Exhibit B attached hereto.
                                                                                   ---------

                  (d)      Immediately  thereafter,  Western will merge with and into CBB pursuant to the  Agreement of Bank Merger (as defined below) substantially in the form of Exhibit C attached hereto.
                                            ---------

                  WHEREAS,  the merger of  Security  Acquisition  with and into  Bancorp is intended to  constitute  a qualified  stock purchase within the meaning of Section 338 of the Internal Revenue Code of 1986, as amended (the "Code").

                  WHEREAS,  the Merger,  the Second Merger and the Bank Merger are each intended to qualify as a tax-free  liquidations within the meaning of the provisions of Section 332 of the Code.

                  NOW,  THEREFORE,  on the basis of the foregoing  recitals and in consideration of the mutual  covenants,  agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                                               ARTICLE 1.

                                                              DEFINITIONS
                                                              -----------

                  Except as otherwise  expressly  provided for in this Agreement,  or unless the context  otherwise  requires,  as used throughout this Agreement the following terms shall have the respective meanings specified below:

                  "Adjusted  Bancorp Book Value" means the sum of the Adjusted  Bancorp  Shareholders'  Equity and the Adjusted Bancorp
Earnings (Losses).

                  "Adjusted Bancorp Earnings  (Losses)" means the consolidated  earnings or losses of Bancorp between the Determination
Date and the Closing Date determined  pursuant to Section 2.3 in accordance with generally  accepted  accounting  principles on a basis consistent with those utilized in the preparation of the Financial Statements of Bancorp for the year ended December 31, 2000.

                  "Adjusted Bancorp  Shareholders'  Equity" shall mean the shareholders' equity of Bancorp as of the Determination Date
(as defined below),  determined in accordance with generally accepted  accounting  principles on a basis consistent with those utilized in the  preparation  of the  Financial  Statements  of Bancorp for the year ended  December 31, 2000  (except for any changes,  if any, required by generally  accepted  accounting  principles) with all accruals and reserves  necessary to fairly present the  shareholders'
equity of Bancorp as of the Determination Date (including loan loss reserves),  less the sum of, net of tax effect to Bancorp,  amounts not previously  expensed or accrued for payment (i) in respect of the cancellation and termination of the Bancorp Employee Plans,  (ii)
in respect  of all  Transaction  Costs to be  incurred  prior to the  Closing  in  connection  with  consummation  of the  transactions contemplated by this Agreement;  (iii) for normal accruals on the Salary Continuation  Agreements  consistent with past practice;  (iv)
of the ALLL amount;  (v) of the Prepayment  Amount;  (vi) of the Tail Insurance  Coverage and (vii) of other one time expenses and fees which CBB reasonably believes Bancorp or Western will incur prior to the Closing Date,  including,  but not limited to, tax preparation fees for the year  ended  December  31,  2001 and fees  incurred  in  connection  with the audit of the  December  31,  2001  financial statements.  In  addition,  the  Adjusted  Bancorp  Shareholders'  Equity  shall be (i)  increased  by the SBA Premium  Amount and (ii)
increased by the Asset Sale Amount,  if such amount is a positive  number,  or decreased by the Asset Sale Amount,  if such amount is a negative number.  Notwithstanding  the foregoing,  for purposes of calculating  Adjusted Bancorp  Shareholders'  Equity, no adjustments shall be made for any  payments CBB will make  following  the Merger to the  individuals  identified  in Section  6.16  pursuant to the
Salary  Continuation  Agreements or for payments made pursuant to the cancellation of Bancorp Options and Warrants  pursuant to Section
2.7.

                  "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly,  through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

                  "Affiliated  Group"  means,  with  respect  to any  entity,  a  group  of  entities  required  or  permitted  to file consolidated, combined or unitary Tax Returns (as defined herein).

                  "Aggregate Purchase Price" has the meaning set forth in Section 2.3.

                  "Aggregate  Purchase  Price  Certificate"  shall mean a  certificate,  executed by the President and Chief  Financial
Officer of Bancorp and dated as of the Closing  Date,  setting forth the Aggregate  Purchase  Price and the Per Share Price,  including the Adjusted Bancorp Book Value, the Adjusted Bancorp Shareholders' Equity and the Adjusted Bancorp Earnings (Losses).

                  "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

                  "Agreement of Bank Merger" has the meaning set forth in the second recital of this Agreement.

                  "Agreement of Second Merger" has the meaning set forth in the second recital of this Agreement.

                  "ALLL Amount" has the meaning set forth in Section 2.3.

                  "Asset Sale Agreement" has the meaning set forth in Section 2.3.

                  "Asset Sale Amount" has the meaning specified in Section 2.3.

                  "Bancorp 401(k) and Stock Ownership Plan" means the Western Security Bancorp Employee Stock Ownership Plan.

                  "Bancorp  Dissenting Shares" means any shares of Bancorp Stock held by "dissenting  shareholders"  within the meaning of Chapter 13 of the CGCL.

                  "Bancorp  Perfected  Dissenting  Shares" means Bancorp Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as Bancorp Dissenting Shares.

                  "Bancorp Shareholders' Meeting" means the meeting of Bancorp's shareholders referred to in Section 6.6.

                  "Bancorp  Schedule"  means any  schedule  or list  required  to be  furnished  by  Bancorp,  Western  and the Bancorp subsidiaries to CBB herewith.

                  "Bancorp Stock" means the common stock, no par value, of Bancorp.

                  "Bancorp Option" means any option issued pursuant to the Bancorp Stock Option Plans.

                  "Bancorp Stock Option Plan" means the Bancorp 1993 Stock Option Plan.

                  "Bancorp Subsidiaries" means WSAC, WSCDC, WSFC, WSMC and WSPI.

                  "Bancorp Supplied Information" has the meaning set forth in Section 4.36.

                  "Bancorp Warrants" has the meaning set forth in Section 4.2.

                  "Bank Merger" means the merger of Western with and into CBB.

                  "Benefit Arrangements" has the meaning set forth in Section 4.17.

                  "BHC Act" means the Bank Holding Company Act of 1956, as amended.

                  "Business  Day" means any day other than a Saturday,  Sunday or day on which a bank  chartered  under the laws of the
State of California is closed.

                  "CBB" means Citizens Business Bank, a California banking corporation.

                  "CFC" means the California Financial Code.

                  "CGCL" means the California General Corporation Law.

                  "Certificates" has the meaning set forth in Section 2.4.2.

                  "Charter  Documents"  shall mean the articles of  incorporation,  articles of association  and bylaws of the relevant entity.

                  "Classified Credits" has the meaning set forth in Section 6.7.

                  "Closing" means the  consummation  of the Merger,  the Second Merger and the Bank Merger provided for in Article 2 of
this  Agreement  on the  Closing  Date (as  defined  herein) at the  offices of Manatt,  Phelps    Phillips,  LLP,  11355 West  Olympic
Boulevard, Los Angeles, California 90064, or at such other place as the parties may agree upon.

                  "Closing  Date" means the last  Business Day of the month in which the last of the following  events  occur:  (i) the approval of this Agreement and the transactions  contemplated  hereby by the shareholders of Bancorp,  (ii) the receipt of all permits, authorizations,  approvals and consents  specified in Section 9.3 hereof,  (iii) the expiration of the 30-day period following delivery of notice to Bancorp shareholders of approval by the Bancorp  shareholders of the transactions  contemplated hereby pursuant to Section
1304 of the CGCL and (iv) the  expiration of all applicable  notice and waiting  periods under the law, or such other date agreed to by the Parties;

                  "Code" shall have the meaning set forth in the second recital of this Agreement.

                  "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

                  "Competing Transaction" has the meaning set forth in Section 6.1.14.

                  "Comptroller" means the Comptroller of the Currency.

                  "Confidential  Information" shall mean all information  heretofore or hereafter provided by Bancorp or Western to CBB or obtained  from CBB by Bancorp or Western,  which is  information  related to the  business,  financial  condition or  operations  of
Bancorp,  Western or the Bancorp  Subsidiaries  (such  information  to include,  by way of example only and not of  limitation,  client lists, pricing information,  company manuals, internal memoranda,  strategic plans, budgets,  forecasts,  projections,  computer models and any information  that (i) at the time of disclosure or thereafter is generally  available to and known by the public (other than as a result of a disclosure directly or indirectly by CBB or any of its officers,  directors,  employees or other  representatives),  (ii)
was  available to CBB on a  nonconfidential  basis from a source other than Bancorp or Western,  provided  that to the knowledge of CBB such source  learned the  information  independently  and is not and was not bound by a  confidentiality  agreement with respect to the information, or (iii) has been independently acquired or developed by CBB without violating any obligations under this Agreement.

                  "Consents" shall mean every consent,  approval,  absence of disapproval,  waiver or authorization from, or notice to, or registration or filing with, any Person.

                  "Covered Person" has the meaning set forth in Section 4.30.

                  "CRA" shall mean the Community Reinvestment Act.

                  "Current Executives" has the meaning set forth in Section 6.16

                  "CVB" means CVB Financial Corp., a California corporation and bank holding company for CBB.

                  "Deloitte   Touche" means Deloitte   Touche, LLP, CBB's independent accountants.

                  "Determination  Date" shall mean the last day of the month  immediately  preceding the month of the Effective Time of the Merger, unless the Parties mutually agree to another day.

                  "DFI" means the Department of Financial Institutions of the State of California.

                  "Director  Warrants"  shall mean the warrants to purchase  Bancorp Stock held by Messrs.  John Bell,  Joseph DeMieri,
Jerome Farley,  Saudor Illes,  Edward Mylett,  Mark Richardson and Ms. Carol  Trussell,  dated as of June 28, 2000 (and, in the case of
Mr. Bell, also dated December 28, 1995 and December 27, 1997).

                  "Effective  Time of the Merger"  means the date upon which the Merger is  consummated  and the Agreement of Merger is filed with the California Secretary of State.

                  "Effective  Time of the Bank Merger"  means the date upon which the Bank Merger is  consummated  and the Agreement of
Bank Merger, bearing the certification of the California Secretary of State, is filed with the Commissioner of Financial Institutions.

                  "Effective  Time of the Second Merger" means the date upon which the Second Merger is  consummated  and the Agreement of Second Merger is filed with the California Secretary of State.

                  "Employee Benefit Plans" has the meaning set forth in Section 4.17.

                  "Employment Agreements" has the meaning set forth in Section 6.17.

                  "Encumbrance" shall mean any option, pledge, security interest, lien, charge,  encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

                  "Environmental Regulations" has the meaning set forth in Section 4.20.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning set forth in Section 4.17.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" means U.S. Stock Transfer Corp. or such other agent(s) designated by CBB.

                  "Exchange Fund" has the meaning set forth in Section 2.4.1 hereof.

                  "Expenses"  shall  mean  all  reasonable  out-of-pocket  expenses  (including  all fees and  expenses  of  attorneys, accountants,  investment  bankers,  experts and consultants to the party and its affiliates)  incurred by the Party or on its behalf in connection with consummation of the transactions contemplated by the Agreement.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Financial  Statements of CBB" means (i) the unaudited  consolidated  financial  statements of CBB  consisting of the consolidated  balance  sheets  as of  December 31,  1998,  1999 and  2000,  and the  related  consolidated  statements  of  operations, shareholders'  equity and cash flows for the years then ended and the  related  notes  thereto  and  related  opinions  thereon for the years then ended, and (ii) the unaudited  consolidated balance sheet as of September 30, 2001, and the related consolidated  statements of operations, shareholders' equity and cash flows for the period then ended, and the related notes thereto.

                  "Financial  Statements of Bancorp" means (i) the audited  consolidated  financial statements of Bancorp consisting of the consolidated  statements of condition as of December 31, 1998, 1999, 2000 and the related  statements of operations,  stockholders'
equity and cash flows for the years then ended and the related notes thereto and related  opinions  thereon for the periods then ended;
(ii) the audited  financial  statements of Western and each of the Bancorp  Subsidiaries as of December 31, 1998, 1999 and 2000 and the
related  statements  of  operations,  stockholders'  equity and cash flows for the years then ended and the related  notes  thereto and related  opinions  thereon for the periods then ended;  (iii) the  unaudited  consolidated  balance sheet of Bancorp as of December 31,
2001,  and the related  consolidated  statements  of  operations,  shareholders'  equity and cash flows for the nine month  period then ended,  and the related notes  thereto;  and (iv) the unaudited  balance  sheet of Western and each of the Bancorp  Subsidiaries  as of
December  31,  2001,  and the related  statements  of  operations,  shareholders'  equity and cash flows for the nine month period then ended, and the related notes thereto.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "Governmental  Entity"  shall mean any court or tribunal with  jurisdiction  over the relevant  party,  or any United
States federal, state, municipal,  domestic, foreign or other administrative agency, department,  commission, board or other regulatory or governmental authority or instrumentality.

                  "Hazardous Materials" has the meaning set forth in Section 4.20.

                  "H B" means Hutchinson and Bloodgood, LLP, Bancorp's and Western's independent accountants.

                  "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

                  "Investment  Security"  means any equity  security or debt  security as defined in Statement of Financial  Accounting
Standards No. 115.

                  "IRS" means the Internal Revenue Service.

                  "Merger" means the merger of Security Acquisition with and into Bancorp.

                  "MOU" shall mean the Memorandum of Understanding between Western and the OCC, dated as of September 19, 2001.

                  "Named Executives" has the meaning set forth in Section 6.16.

                  "Note  Agreements"  shall mean the Note and Agency  Agreement  between  Bancorp and PHS  Mortgage,  Inc.,  the Pledge
Agreement  between Bancorp and PHS Mortgage,  Inc., both dated December 23, 1998, and the Placement  Agency  Agreement  between Bancorp
and Peacock, Hislop, Staley   Given, Inc., dated as of December 8, 1998.

                  "Notes" means the $5,000,000 of outstanding notes of Bancorp issued pursuant to the Note Agreements.

                  "OCC" means the Office of the Comptroller of the Currency.

                  "Operating Loss" has the meaning set forth in Section 4.25.

                  "Party" shall mean either of CBB,  Bancorp or Western,  as the context may dictate,  and "Parties"  shall mean all of
CBB, Bancorp and Western.

                  "Permit" means any United States federal, foreign, state, local or other license, permit,  franchise,  certificate of authority, order or approval necessary or appropriate under any applicable Rule.

                  "Per Share Price" means the quotient  obtaining by dividing (x) the Aggregate  Purchase Price by (y) the total number of shares of Bancorp Stock outstanding immediately prior to the Effective Time of the Merger (including Perfected Dissenting Shares).

                  "Person" means any individual,  corporation,  association,  partnership,  limited  liability  company,  trust,  joint venture, other entity, unincorporated body, government or governmental department or agency.

                  "Plans" has the meaning set forth in Section 4.17.

                  "Prepayment  Amount" means the amount of any prepayment penalty CBB would have to pay upon satisfying all obligations of Bancorp on the Notes immediately after the Effective Time of the Merger.

                  "Proxy Statement" means the Proxy Statement or consent  solicitation used to obtain the vote of Bancorp  Shareholders to approve the Merger and the transactions contemplated hereby.

                  "Related Group of Persons" means Affiliates,  members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

                  "Representatives" has the meaning set forth in Section 6.3.

                  "Rule"  shall  mean  any  statute  or law or any  judgment,  decree,  injunction,  order,  regulation  or rule of any
Governmental Entity, including,  without limitation, those relating to disclosure,  usury, equal credit opportunity,  equal employment, fair credit reporting and anticompetitive activities.

                  "Salary Continuation Agreements" has the meaning set forth in Section 6.16.

                  "SBA Premium Amount" has the meaning set forth in Section 2.3(f).

                  "Schedule" means the schedules delivered pursuant to this Agreement.

                  "Scheduled Contracts" has the meaning set forth in Section 4.10.

                  "Second Merger" means the merger of the Surviving Corporation with and into CBB.

                  "Security  Acquisition" shall mean Security Acquisition Corp., the California  corporation to be organized by CBB for the purpose of effecting the Merger.

                  "Security Acquisition Stock" means the common stock, no par value, of Security Acquisition.

                  "Subordinated Notes" has the meaning set forth in Section 6.20.

                  "Surviving Bank" means the bank surviving the merger of the CBB and Western.

                  "Surviving Corporation" means the corporation surviving the Merger.

                  "Surviving Corporation Stock" means the common stock, no par value, of the Surviving Corporation.

                  "Tail Insurance Coverage" shall have the meaning specified in Section 6.19.

                  "Tanks" has the meaning set forth in Section 4.20.

                  "Tax Returns" means all returns, declarations,  reports, estimates, information returns and statements required to be filed in respect of any Taxes.

                  "Taxes" means (i) all federal,  state, local or foreign taxes, charges,  fees, imposts,  levies or other assessments, including,  without limitation,  all net income, gross receipts,  capital,  sales, use, ad valorem, value added,  transfer,  franchise, profits,  inventory,  capital stock, license,  withholding,  payroll,  employment,  social security,  unemployment,  excise, severance, stamp,  occupation,  property,  corporation and estimated taxes, custom duties,  fees,  assessments and charges of any kind whatsoever;
(ii) all interest,  penalties,  fines,  additions to tax or additional  amounts imposed by any taxing  authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

                  "Transaction  Costs"  means  all  expenses,  costs and fees paid or  incurred  by  Bancorp,  Western  or the  Bancorp
Subsidiaries in connection with the transactions  described herein,  including,  without limitation (a) legal,  accounting,  investment banker,  advisory and other  professional  fees and costs; (b) in respect of the termination or cancellation of any agreements to which
Bancorp,  Western or the Bancorp Subsidiaries are a party, (c) in respect of any benefit,  severance or retention payments to employees or directors of Bancorp,  Western or the Bancorp  Subsidiaries  or any  property  transferred  to such  person(s),  including,  without limitation, any Western owned automobiles.

                  "Understanding" means any contract,  agreement,  understanding,  commitment or offer, whether oral or written,  which may become a binding obligation if accepted by another Person.

                  "Unretained Assets" has the meaning set forth in Section 6.14.

                  "WSAC" means Western Security Acceptance Corporation, a California corporation and subsidiary of Western.

                  "WSFC" means Western Security Finance Corporation, a California corporation and subsidiary of Western.

                  "WSMC" means Western Security Management Company, a California corporation and subsidiary of Bancorp.

                  "WSCDC"  means Western  Security  Community  Development  Corporation,  a California  corporation  and  subsidiary of
Western.

                  "WSPI" means Western S.P., Inc., a California corporation and subsidiary of Western.

                  "Western" means Western Security Bank, National Association, a national banking association.

                                                              Article 2

                                            TERMS OF MERGER, SECOND MERGER AND BANK MERGER
                                            ----------------------------------------------

2.1      Effect of Merger and Surviving  Corporation.  At the Effective Time of the Merger,  Security  Acquisition  will be merged with
         -------------------------------------------
and into Bancorp  pursuant to the terms,  conditions  and  provisions of the Agreement of Merger and in accordance  with the applicable provisions of the CGCL.  By virtue of the Merger,  all the rights,  privileges,  powers and  franchises  and all property and assets of every  kind and  description  of  Security  Acquisition  and  Bancorp  shall be  vested  in and be held and  enjoyed  by the  Surviving
Corporation,  without  further act or deed,  and all the  interests of every kind of Security  Acquisition  and Bancorp,  including all debts  due to  either of them on  whatever  account,  shall be the  property  of the  Surviving  Corporation  as they were of  Security
Acquisition  and Bancorp,  and the title to any  interest in real  property  and any  interest in personal  property  vested by deed or otherwise  in either  Security  Acquisition  or Bancorp  shall not revert or be in any way  impaired by reason of the  Merger;  and all rights of creditors  and liens upon any property of Security  Acquisition  and Bancorp  shall be  preserved  unimpaired  and all debts, liabilities  and duties of Security  Acquisition and Bancorp shall be debts,  liabilities  and duties of the Surviving  Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

2.2      Stock of  Bancorp.  Each  share of Bancorp  Stock  issued  and  outstanding  immediately  prior to the  Effective  Time of the
         -----------------
Merger shall,  without  any  further  action on the part of Bancorp or the  holders of such  shares,  be treated on the basis set forth herein.

2.2.1    Conversion of Bancorp  Stock.  At the Effective  Time of the Merger,  pursuant to the  Agreement of Merger,  each  outstanding
         ----------------------------
share of Bancorp  Stock  excluding  any Bancorp  Perfected  Dissenting  Shares or shares of Bancorp Stock held by CBB (other than those held in a fiduciary capacity or as a result of debts previously  contracted)  shall,  without any further action on the part of Bancorp or the holders of any such shares,  be automatically  cancelled and cease to be an issued and outstanding share of Bancorp Stock and be converted into the right to receive cash in the amount of the Per Share Price.

2.2.2    Bancorp Perfected  Dissenting  Shares.  Bancorp  Perfected  Dissenting Shares shall not be converted into the right to receive
         -------------------------------------
the Per Share  Price,  but shall,  after the  Effective  Time of the  Merger,  be entitled  only to such rights as are granted  them by
Chapter 13 of the CGCL.  Each  dissenting  shareholder  who is entitled to payment for his shares of Bancorp  Stock shall  receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

2.2.3    Shares Held by CBB.  Shares of Bancorp  Stock held by CVB or CBB, if any (other than those held in a fiduciary  capacity or as
         ------------------
a result of debts previously contracted), shall be canceled and no consideration shall be issued in exchange therefor.

2.2.4    Effect on Security  Acquisition  Stock.  On the Effective Time of the Merger,  each issued and  outstanding  share of Security
         --------------------------------------
Acquisition  Stock,  shall,  on and at the  Effective  Time of the Merger,  pursuant to the Agreement of Merger and without any further action on the part of Security  Acquisition  or the holder of Security  Acquisition  Stock be converted into and shall for all purposes be deemed to  represent  one share of  Surviving  Corporation  Stock.  Because  the Merger is subject  to, and will only occur if it is immediately  followed by the Second Merger and the  cancellation  of the Surviving  Corporation  Stock,  no  certificates  representing shares of Surviving Corporation Stock will be issued.

2.3      Aggregate Purchase Price and Per Share Price.
         --------------------------------------------

(a)      Computation of the Aggregate  Purchase Price and Per Share Price.  The Aggregate  Purchase Price shall be equal to the product
         ----------------------------------------------------------------
obtaining  by  multiplying  (x) 1.2 and (y) the  Adjusted  Bancorp  Book Value;  provided,  however,  that if the  product  obtained in
                                                                                 ------------------
calculating  the  Aggregate  Purchase  Price would  yield a Per Share  Price of less than $8.50,  the Per Share Price shall be adjusted upward to $8.50.

(b)      Aggregate Purchase Price  Certificate;  Accountants  Review.  The Aggregate Purchase Price and Per Share Price,  including the
         -----------------------------------------------------------
Adjusted Bancorp Shareholders' Equity,  Adjusted Bancorp Earnings (Losses),  Transaction Costs, the ALLL Amount, SBA Premium Amount and
the  Prepayment  Amount shall be set forth in the Aggregate  Purchase  Price  Certificate  and delivered to CBB no later than seven (7)
business days after the  Determination  Date. The  procedures  upon which the  calculation of the Aggregate  Purchase Price and the Per
Share Price,  including the Adjusted Bancorp  Shareholders'  Equity are based shall be reviewed and confirmed by Deloitte   Touche,  or
such other independent accountants as CBB may designate.

(c)      Computation of Adjusted Bancorp  Earnings  (Losses).  The Adjusted  Bancorp Earnings  (Losses) shall be an amount equal to the
         ---------------------------------------------------
quotient  obtained by dividing (i) the consolidated  earnings or losses of Bancorp for the three (3) months  immediately  preceding the
Determination Date (including the month in which the Determination Date occurs), net of Transaction Costs, by (ii) three (3).

(d)      Computation  of ALLL Amount.  Within three (3) business  days  following the  Determination  Date and prior to delivery of the
         ---------------------------
Aggregate  Purchase Price  Certificate,  CBB shall provide to Bancorp a statement of amount,  if any, of additional  allowance for loan and lease losses (the "ALLL  Amount")  which  Bancorp  shall deduct from the Adjusted  Bancorp  Shareholders'  Equity.  The ALLL Amount
shall be based on an analysis of  Bancorp's,  Western's and the Bancorp  Subsidiaries'  loans and leases as of the  Determination  Date using the  methodology CBB customarily  uses for determining  allowance for loan and lease losses for CBB's loan and lease losses.  The
ALLL Amount shall be reviewed and  confirmed by H B or such other  independent  accountants,  reasonably  acceptable to CBB, as Bancorp may designate.

(e)      Computation of Asset Sale Amount.    The Asset  Sale  Amount  shall be the  amount  equal to the  difference  between  (i) the
         --------------------------------
amount a third party  purchaser(s)  has agreed to pay for the Unretained  Assets  pursuant to an Asset Sale  Agreement(s)  entered into pursuant to Section 6.14 and (ii) the book value of the  Unretained  Assets as reflected on the financial  statements of Bancorp (or of the  relevant  Bancorp  Subsidiary,  if such  amount is not on the  financial  statements  of  Bancorp) as of the last day of the month immediately  preceding the date of such agreement(s) and determined in accordance with generally  accepted  accounting  principles.  In the event  Bancorp and Western have not entered into Asset Sale  Agreements  for the sale of the  Unretained  Assets within thirty (30)
Business Days prior to the Determination  Date, CBB shall promptly appoint a third party appraiser(s)  unaffiliated with CBB, who shall appraise all, or the applicable  portion  thereof,  of the Unretained  Assets not subject to an Asset Sale Agreement.  Such third party appraisal of the Unretained  Assets shall be in writing and shall be used to calculate the fair market value of the  Unretained  Assets for purposes of calculating the Asset Sale Amount.  Such appraisal shall be delivered to Bancorp no later than the  Determination  Date for purposes of calculating  the Aggregate  Purchase Price,  and shall be final and binding on the Parties.  The fees of such appraiser shall be split equally between CBB, on the one hand, and Bancorp and Western on the other hand.

(f)      Computation of SBA Premium Amount.   The SBA Premium Amount shall be an amount,  mutually agreed to by CBB and Bancorp,  equal
         ---------------------------------
to the  difference  between (i) the amount  Bancorp and Western  could  realize if it sold,  as of the  Determination  Date,  its Small
Business  Administration  loans  outstanding on the  Determination  Date and (ii) the book value of such loans as of the  Determination
Date.

(g)      Disagreements.  In the event of a  disagreement  as to the  computation  of any of the  foregoing  matters,  the parties shall
         -------------
negotiate in good faith to resolve any such  disputed  matters,  and upon the failure to resolve such  matters,  such dispute  shall be
resolved by Ernst   Young,  LLP. In the event Ernst   Young,  LLP  declines to resolve  such  dispute,  Bancorp,  Western and CBB shall mutually agree on an accounting  firm of national  standing to resolve such matters.  In the event Bancorp,  Western and CBB are unable to agree on an  accounting  firm of  national  standing,  CBB shall  nominate,  and Bancorp and Western  shall  jointly  nominate,  one nationally  recognized  independent  accounting  firm  that  does not  regularly  work for such  party and is  willing  to accept  such retention,  and one of such two firms shall be  selected  as the arbiter by a flip of a coin,  with the flip being made by a lawyer for
Bancorp  and Western in the  presence of a lawyer for CBB,  with CBB's  lawyer  designating  which firm will be chosen if its choice of
"heads" or "tails"  results.  The arbiter  shall  resolve the disputed  items within ten (10)  Business Days after such items are first referred to arbiter.  The determinations of the arbiter,  which shall be in writing,  shall be final and binding upon the Parties.  The fees of such arbiter shall be split equally between CBB, on the one hand, and Bancorp and Western, on the other hand.

2.4      Exchange  Procedures.
         --------------------

2.4.1    As of the Effective  Time of the Merger,  CBB shall have  deposited  with the Exchange Agent for the benefit of the holders of shares of Bancorp Stock, an amount of cash equal to the Aggregate Purchase Price (the "Exchange Fund").

2.4.2    CBB shall use its best efforts to ensure that the Exchange  Agent will mail,  promptly after the Effective Time of the Merger, to each holder of record of a certificate or  certificates  which  immediately  prior to the Effective  Time of the Merger  represented outstanding  shares of Bancorp Stock (the  "Certificates")  whose shares were  converted  into the right to receive the Per Share Price pursuant to Section 2.2 hereof,  (i) a letter of  transmittal  (which shall specify that delivery  shall be effected,  and risk of loss and title to the  Certificates  shall pass, only upon delivery of the  Certificates to the Exchange Agent and shall be in such form and have such other  provisions as CBB and Bancorp may reasonably  specify),  and  (ii) instructions  for use in effecting the surrender of the  Certificates  in exchange for the Per Share Price.  Upon  surrender  of a  Certificate  for  cancellation  to the Exchange  Agent, together  with such letter of  transmittal,  duly  executed,  the holder of such  Certificate  shall be entitled to receive in exchange therefor cash in an amount equal to the product of the Per Share Price and the number of whole shares of Bancorp Stock  represented  by the Certificate(s) so surrendered.  In the event a certificate is surrendered  representing Bancorp Stock, the transfer of ownership of which is not registered in the transfer records of Bancorp,  the applicable  portion of the Aggregate Purchase Price may be issued to a transferee  if the  Certificate  representing  such Bancorp  Stock is presented to the Exchange  Agent,  accompanied  by all  documents required  to evidence  and effect such  transfer  and by  evidence  that any  applicable  stock  transfer  taxes have been paid.  Until surrendered as  contemplated by this Section 2.4, each  Certificate  shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the applicable  portion of the purchase price.  Notwithstanding  anything to the contrary set forth  herein,  if any holder of shares of Bancorp  should be unable to surrender  the  Certificates  for such shares, because  they have been lost or  destroyed,  such holder may deliver in lieu thereof  such bond in form and  substance  and with surety reasonably  satisfactory  to CBB and shall be entitled to receive the  applicable  portion of the  purchase  price in  accordance  with
Sections 2.2 and 2.3 hereof.

2.4.3    All cash  consideration  issued upon the surrender for exchange of Bancorp Stock in accordance  with the terms hereof shall be deemed to have been  issued in full  satisfaction  of all rights  pertaining  to such  shares of Bancorp  Stock,  and there shall be no further  registration  of transfers on the stock transfer books of the Surviving  Corporation of the shares of Bancorp Stock which were outstanding  immediately  prior to the Effective  Time of the Merger.  If, after the  Effective  Time of the Merger,  Certificates  are presented to CBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

2.4.4    Any portion of the Exchange Fund which  remains  undistributed  to the  shareholders  of Bancorp  following the passage of six months after the Effective  Time of the Merger shall be delivered to CBB,  upon demand,  and any  shareholders  of Bancorp who have not theretofore  complied  with this  Section 2.4 shall  thereafter  look only to CBB for payment of their claim for cash from the Exchange
Fund.

2.4.5    Neither  CBB nor  Bancorp  shall be liable to any  holder of shares  of  Bancorp  Stock for such cash from the  Exchange  Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.5      Directors  of  Surviving  Corporation.  Immediately  after the  Effective  Time of the Merger,  the Board of  Directors of the
         -------------------------------------
Surviving  Corporation  shall be  comprised  of the persons  serving as  directors  of Security  Acquisition  immediately  prior to the
Effective  Time of the Merger.  Such persons shall serve until the earlier of their  resignation  or removal or until their  respective successors are duly elected and qualified.

2.6      Executive  Officers of Surviving  Corporation.  Immediately after the Effective Time of the Merger,  the executive officers of
         ---------------------------------------------
the Surviving  Corporation shall be comprised of the persons serving as executive  officers of Security  Acquisition  immediately prior to the Effective Time of the Merger.  Such persons shall serve until the earlier of their resignation or termination.

2.7      Cancellation  of Bancorp  Options and Warrants.  Immediately  prior to the Effective Time of the Merger,  Bancorp shall pay to
         ----------------------------------------------
each holder of a Bancorp  Option and Bancorp  Warrant  cancelled  pursuant to a written  cancellation  agreement,  an aggregate  amount
(subject to any  applicable  withholding  tax) equal to the (i) number of shares of Bancorp  Stock  covered by such  Bancorp  Option or
Bancorp Warrant multiplied by (ii) the Per Share Price minus the exercise price of such Bancorp Option or Bancorp Warrant.

2.8      Effect of Second  Merger.  At the  Effective  Time of the Second  Merger,  which  shall  occur  immediately  after the Merger,
         ------------------------
Surviving  Corporation  will be merged with and into CBB pursuant to the terms,  conditions  and  provisions of the Agreement of Second
Merger and in  accordance  with the  applicable  provisions  of the CGCL and the CFC. By virtue of the Second  Merger,  all the rights, privileges,  powers and  franchises  and all property and assets of every kind and  description  of the Surviving  Corporation  and CBB shall be vested in and be held by CBB,  without  further act or deed, and all the interests of every kind of the Surviving  Corporation and CBB,  including  all debts due to either of them on whatever  account,  shall be the property of CBB as they were of the  Surviving
Corporation  and CBB and the title to any interest in real property and any interest in personal  property  vested by deed or otherwise in the  Surviving  Corporation  and CBB shall not revert or be in any way  impaired by reason of the Second  Merger;  and all rights of creditors and liens upon any property of the Surviving  Corporation  and CBB shall be preserved  unimpaired and all debts,  liabilities and duties of the Surviving  Corporation and CBB shall be preserved  unimpaired and all debts,  liabilities and duties of the Surviving
Corporation and CBB shall be debts,  liabilities and duties of CBB and may be enforced  against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

2.9      Directors of CBB  Following  the Second  Merger.  Immediately  after the  Effective  Time of the Second  Merger,  the Board of
         -----------------------------------------------
Directors of CBB shall be comprised of the persons  serving as directors of CBB  immediately  prior to the Effective Time of the Second
Merger.  Such  persons  shall serve until the earlier of their  expiration  or removal or until their  successors  are duly elected and qualified.

2.10     Executive  Officers of CBB  Following  the Second  Merger.  Immediately  after the Effective  Time of the Second  Merger,  the
         ---------------------------------------------------------
executive  officers of CBB shall be comprised of the persons serving as executive  officers of CBB  immediately  prior to the Effective
Time of the Second Merger.  Such persons shall serve until the earlier of their resignation or termination.

2.11     Effect of Bank Merger and Surviving Bank. At the Effective Time of the Bank Merger,  which shall occur  immediately  after the
         ----------------------------------------
Second  Merger,  Western will be merged with and into CBB pursuant to the terms,  conditions  and  provisions  of the Agreement of Bank
Merger  and in  accordance  with the  applicable  provisions  of the CGCL,  the CFC and the  National  Bank Act.  By virtue of the Bank
Merger,  all the rights,  privileges,  powers and franchises  and all property and assets of every kind and  description of Western and
CBB  shall be vested in and be held by the  Surviving  Bank,  without  further  act or deed,  and all the  interests  of every  kind of
Western and CBB,  including all debts due to either of them on whatever  account,  shall be the property of the Surviving  Bank as they were of Western and CBB and the title to any  interest  in real  property  and any  interest  in  personal  property  vested by deed or otherwise in Western and CBB shall not revert or be in any way impaired by reason of the Bank Merger;  and all rights of creditors  and liens upon any  property of Western and CBB shall be  preserved  unimpaired  and all debts,  liabilities  and duties of Western and CBB shall be preserved  unimpaired and all debts,  liabilities and duties of the Western and CBB shall be debts,  liabilities and duties of the  Surviving  Bank and may be enforced  against it to the same extent as if said debts,  liabilities  and duties had been incurred or contracted by it.

2.12     Directors  of  Surviving  Bank.  Immediately  after the  Effective  Time of the Second  Merger,  the Board of Directors of the
         ------------------------------
Surviving  Bank shall be comprised  of the persons  serving as directors of CBB  immediately  prior to the  Effective  Time of the Bank
Merger.  Such  persons  shall serve until the earlier of their  expiration  or removal or until their  successors  are duly elected and qualified.

2.13     Executive  Officers of Surviving  Bank.  Immediately  after the Effective Time of the Bank Merger,  the executive  officers of
         --------------------------------------
the Surviving Bank shall be comprised of the persons serving as executive  officers of CBB  immediately  prior to the Effective Time of the Bank Merger.  Such persons shall serve until the earlier of their resignation or termination.

2.14     Name of Surviving Bank.      The name of the Surviving Bank shall be "Citizens Business Bank."
         ----------------------

                                                               Article 3

                                                              THE CLOSING
                                                              -----------

3.1      Closing.  The Closing shall take place on the Closing Date.
         -------

3.2      Execution  of  Agreements.  As soon as  practicable  after  execution  of this  Agreement  and  after CBB  organizes  Security
         -------------------------
Acquisition,  the Agreement of Merger, the Agreement of Second Merger, and the Agreement of Bank Merger (as amended,  if necessary,  to conform to any  requirements  of any  Governmental  Entity having  authority over such  merger(s))  together with all other  agreements necessary to  consummate  the  transactions  described  herein,  shall be executed by the parties  thereto.  On the Closing  Date,  the
Agreement  of Merger and the  Agreement  of Second  Merger,  together  with all  requisite  certificates,  shall be duly filed with the
Secretary  of State of the State of  California  in  accordance  with the CGCL.  On the Closing  Date,  the  Agreement  of Bank Merger,
together  with all  requisite  certificates,  shall be duly filed  with the  California  Secretary  of State and the  Commissioner,  in
accordance with the CGCL and the CFC.

3.3      Further  Assurances.  At the  Closing,  the  Parties  hereto  shall  deliver,  or cause to be  delivered,  such  documents  or
         -------------------
certificates  as may be  necessary  in the  reasonable  opinion of counsel  for any of the  parties,  to  effectuate  the  transactions contemplated  by this  Agreement.  If, at any time after the  Effective  Time of the Merger,  or after the  Effective  Time of the Bank
Merger,  the  Surviving  Corporation  or the  Surviving  Bank or a successor or assign  shall  determine  that any further  conveyance, assignment,  or other  documents or any further  action is necessary or desirable  to further  effectuate  the  transactions  set forth herein or  contemplated  hereby,  the officers  and  directors of the Parties  shall  execute and deliver,  or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

                                                               Article 4

                                         REPRESENTATIONS AND WARRANTIES OF BANCORP AND WESTERN
                                         -----------------------------------------------------

                  Bancorp and Western, jointly and severally, represent and warrant to CBB as follows:

4.1      Incorporation,  Standing  and  Power.  Bancorp  has been  duly  organized,  is  validly  existing  and in good  standing  as a
         ------------------------------------
corporation  under the laws of the State of  California  and is registered  as a bank holding  company under the BHC Act.  Western is a national bank duly  organized,  validly  existing and in good standing under the laws of the United States and is authorized by the OCC to conduct a national  banking  business.  Each of the Bancorp  Subsidiaries  has been duly organized,  is validly existing and in good standing as a corporation  under the laws of the State of California.  Western's  deposits are insured by the FDIC in the manner and to the fullest  extent  provided by law.  Each of Bancorp,  Western and the Bancorp  Subsidiaries  has all requisite  corporate  power and authority  to own,  lease and  operate its  respective  properties  and assets and to carry on its  business  as  presently  conducted.
Neither  the scope of the  business  of  Bancorp,  Western  or any  Bancorp  Subsidiary  nor the  location  of any of their  respective properties  requires that either Bancorp,  Western or any of the Bancorp  Subsidiaries  be licensed to do business in any  jurisdiction other than the State of  California  where the failure to be so  licensed  would,  individually  or in the  aggregate,  have a material adverse effect on the business,  financial  condition,  results of operations or prospects of Bancorp on a consolidated basis.  Bancorp has  delivered  to CBB true and correct  copies of its,  Western's  and each of the Bancorp  Subsidiaries'  Articles of  Incorporation,
Articles of Association, and Bylaws, as in effect as of the date hereof.

4.2      Capitalization.
         --------------

4.2.1    As of the date of this  Agreement,  the  authorized  capital stock of Bancorp  consists of two million  (2,000,000)  shares of
Bancorp Stock,  of which seven hundred ninety three thousand twenty nine shares  (793,029)  shares are issued and  outstanding.  All of the  outstanding  shares of Bancorp  Stock are duly  authorized,  validly  issued,  fully paid and  nonassessable.  Except for  Bancorp
Options  covering  two hundred  thousand  (200,000)  shares of Bancorp  Stock  granted  pursuant to the Bancorp  Stock  Option Plan and warrants to purchase  three hundred thirty two thousand two hundred  seventeen  (332,217)  shares of Bancorp Stock granted  pursuant to the Director Warrants (the "Bancorp Warrants"),  there are no outstanding  options,  warrants or other rights in or with respect to the unissued shares of Bancorp Stock nor any securities  convertible  into such stock, and Bancorp is not obligated to issue any additional shares of its stock or any  additional  options,  warrants or other rights in or with  respect to the unissued  shares of such stock or any other  securities  convertible  into such stock.  Bancorp has set forth on Schedule 4.2 the name of each holder of a Bancorp Option
                                                                               ------------
and  Bancorp  Warrant,  the number of shares of Bancorp  Stock  covered by each such  option,  the  vesting  schedule of such option or warrant, the exercise price per share and the expiration date of each such option or warrant.

4.2.2    As of the date of this  Agreement,  the  authorized  capital stock of Western  consists of forty thousand  (40,000)  shares of common  stock,  $5.00 par value,  of which forty  thousand  (40,000)  shares are  outstanding  and all of which are owned of record and beneficially  by  Bancorp.  All of the  outstanding  shares of such  common  stock are duly  authorized,  validly  issued,  fully paid, nonassessable and free and clear of all  Encumbrances.  There are no outstanding  options,  warrants or other rights in or with respect to the unissued  shares of such common  stock or any other  securities  convertible  into such stock,  and Western is not  obligated to issue any additional  shares of its common stock or any options,  warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

4.2.3    As of the date of this Agreement,  the authorized  capital stock of WSAC consists of one million  (1,000,000) shares of common stock,  of which five hundred  thousand  (500,000)  shares are  outstanding  and all of which are owned of record and  beneficially  by
Western.  All of the outstanding shares of such common stock are duly authorized,  validly issued,  fully paid,  nonassessable and free and clear of all  Encumbrances.  There are no outstanding  options,  warrants or other rights in or with respect to the unissued shares of such common stock or any other securities  convertible  into such stock, and is not obligated to issue any additional  shares of its common  stock or any  options,  warrants or other  rights in or with  respect to the  unissued  shares of its common stock or any other securities convertible into such stock.

4.2.4    As of the date of this Agreement,  the authorized  capital stock of WSFC consists of one hundred thousand  (100,000) shares of common  stock,  of which fifty  thousand  (50,000)  shares are  outstanding  and all of which are owned of record and  beneficially  by
Western.  All of the outstanding shares of such common stock are duly authorized,  validly issued,  fully paid,  nonassessable and free and clear of all  Encumbrances.  There are no outstanding  options,  warrants or other rights in or with respect to the unissued shares of such common stock or any other securities  convertible into such stock, and WSFC is not obligated to issue any additional  shares of its common  stock or any options,  warrants or other rights in or with respect to the unissued  shares of its common stock or any other securities convertible into such stock.

4.2.5    As of the date of this Agreement,  the authorized capital stock of WSCDC consists of one million  (1,000,000) shares of common stock,  of which five hundred  thousand  (500,000)  shares are  outstanding  and all of which are owned of record and  beneficially  by
Bancorp.  All of the outstanding shares of such common stock are duly authorized,  validly issued,  fully paid,  nonassessable and free and clear of all  Encumbrances.  There are no outstanding  options,  warrants or other rights in or with respect to the unissued shares of such common stock or any other securities  convertible  into such stock,  and WSCDC is not obligated to issue any additional  shares of its common  stock or any options,  warrants or other  rights in or with  respect to the  unissued  shares of its common stock or any other securities convertible into such stock.

4.2.6    As of the date of this Agreement,  the authorized  capital stock of WSMC consists of one million  (1,000,000) shares of common stock,  of which five hundred  thousand  (500,000)  shares are  outstanding  and all of which are owned of record and  beneficially  by
Bancorp.  All of the outstanding shares of such common stock are duly authorized,  validly issued,  fully paid,  nonassessable and free and clear of all  Encumbrances.  There are no outstanding  options,  warrants or other rights in or with respect to the unissued shares of such common stock or any other securities  convertible into such stock, and WSMC is not obligated to issue any additional  shares of its common  stock or any options,  warrants or other rights in or with respect to the unissued  shares of its common stock or any other securities convertible into such stock.

4.2.7    As of the date of this Agreement,  the authorized  capital stock of WSPI consists of one million shares  (1,000,000) of common stock,  of which five hundred  thousand  (500,000)  shares are  outstanding  and all of which are owned of record and  beneficially  by
Western.  All of the outstanding shares of such common stock are duly authorized,  validly issued,  fully paid,  nonassessable and free and clear of all  Encumbrances.  There are no outstanding  options,  warrants or other rights in or with respect to the unissued shares of such common stock or any other securities  convertible into such stock, and WSPI is not obligated to issue any additional  shares of its common  stock or any options,  warrants or other rights in or with respect to the unissued  shares of its common stock or any other securities convertible into such stock.

4.3      Subsidiaries.  Other  than  Western,  WSAC,  WSFC,  WSCDC,  WSMC  and  WSPI,  Bancorp  and  Western  do not own,  directly  or
         ------------
indirectly, the outstanding stock or equity or other voting interest in any Person.

4.4      Financial  Statements.  Bancorp has delivered to CBB a true and correct copy of the Financial  Statements of Bancorp.  Bancorp
         ---------------------
has also delivered to CBB true and correct copies of each management  letter or other letter  delivered to Bancorp or Western by H B in connection  with the Financial  Statements  of Bancorp or relating to any review of the internal  controls of Bancorp or Western by H B since January 1, 1998. The Financial  Statements of Bancorp:  (a) present  fairly the  consolidated  financial  condition of Bancorp as of the respective dates indicated and its consolidated  results of operations and statements of cash flows, for the respective  periods then ended,  subject,  in the case of the unaudited  interim  financial  statements,  to normal  recurring  adjustments;  (b) have been prepared in accordance with generally accepted  accounting  principles and/or applicable  regulatory  accounting  principles or banking regulations  consistently applied (except as otherwise indicated therein);  (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of Bancorp.

4.5      Material  Liabilities.  Schedule 4.5 sets forth all material  liabilities  of Bancorp,  Western and the Bancorp  Subsidiaries,
         ---------------------   ------------
contingent or otherwise,  that are not reflected or reserved against in the Financial  Statements of Bancorp,  dated as of December 31,
2000, except for liabilities  incurred or accrued since December 31, 2000 in the ordinary course of business,  none of which has had or may reasonably be expected to have a material adverse effect on the business,  financial condition,  results of operations or prospects of Bancorp on a  consolidated  basis.  Except as set forth on Schedule  4.5,  Bancorp and  Western  know of no basis for the  asserting
                                                              -------------
against  either of them or any Bancorp  Subsidiary  of any  liability,  obligation  or claim that may  reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Bancorp or Western.

4.6      Reports and Filings.  Except as set forth on Schedule 4.6, since  January 1,  1998,  each of Bancorp,  Western and the Bancorp
         -------------------                          ------------
Subsidiaries  has filed all  reports,  returns,  registrations  and  statements  (such  reports  and  filings  referred  to as "Bancorp
Filings"),  together with any amendments  required to be made with respect  thereto,  that were required to be filed with (a) the FDIC,
(b) the OCC, (c) the FRB, and (d) any other applicable Governmental Entity,  including taxing authorities,  except where the failure to file such reports,  returns,  registrations or statements has not had and is not reasonably  expected to have a material adverse effect on the business,  financial  condition,  results of  operations  or prospects of Bancorp on a  consolidated  basis.  No  administrative actions have been taken or orders issued in connection with such Bancorp Filings.  As of their respective  dates,  each of such Bancorp
Filings  (y) complied in all material  respects with all laws and regulations  enforced or promulgated by the Governmental  Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such  noncompliance);  and (z) did not contain any untrue  statement of a material fact or omit to state a material  fact  required to be stated  therein or necessary to make the statements  therein,  in light of the circumstances  under which they were made, not misleading.  Any financial statement contained in any of such Bancorp Filings fairly presented the financial  position of Bancorp on a consolidated  basis,  Bancorp alone and Western alone,  as the case may be, and was prepared in  accordance  with  generally  accepted  accounting  principles  or banking  regulations consistently applied,  except as stated therein,  during the periods involved,  and except where any misstatement or omission would not make the statements  therein,  in light of the  circumstances  under which they were made,  misleading.  Bancorp has furnished CBB with true and correct copies of all Bancorp Filings filed by Bancorp since January 1, 1998.

4.7      Authority.  The  execution  and delivery by Bancorp of this  Agreement,  the  Agreement of Merger and the  Agreement of Second
         ---------
Merger,  and by Western of the  Agreement of Bank Merger,  subject to the  requisite  approval of the  shareholders  of Bancorp of this
Agreement and the transactions  contemplated  thereby,  and the consummation of the transactions  contemplated  hereby and thereby have been duly and validly  authorized  by all necessary  corporate  action on the part of Bancorp and Western.  This  Agreement is, and the
Agreement of Merger,  the  Agreement of Second  Merger and the Agreement of Bank Merger will be, upon due execution and delivery by the respective parties thereto,  a valid and binding obligation of Bancorp and Western,  as the case may be, enforceable in accordance with
their  respective  terms,   except  as  the  enforceability   thereof  may  be  limited  by  bankruptcy,   liquidation,   receivership,
conservatorship,  insolvency,  moratorium or other similar laws  affecting the rights of creditors  generally and by general  equitable principles.

4.8      Conflicts.  Except as set forth on Schedule  4.8,  neither  the  execution  and  delivery  by Bancorp of this  Agreement,  the
         ---------                          -------------
Agreement of Merger and the  Agreement of Second  Merger,  nor by Western of the  Agreement of Bank  Merger,  the  consummation  of the transactions  contemplated  herein or therein,  nor  compliance  by Bancorp or Western  with any of the  provisions  hereof or thereof, will:  (a) conflict  with or result in a breach of any  provision  of Bancorp's or  Western's  Articles of  Incorporation,  as amended,
Articles of Association,  as amended,  or Bylaws, as amended;  (b) constitute a breach of or result in a default or loss of any benefit under, (or give rise to any rights of termination,  modification,  cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms,  conditions or provisions of any note, bond,  contract,  mortgage,  indenture,  franchise,  license, permit,  agreement or other  instrument or obligation to which Bancorp or Western is a party,  or by which Bancorp or Western or any of their respective  properties or assets are bound;  (c) except for the prior approval of the FDIC, the Commissioner and the FRB, and the filing of the Agreement of Merger,  Agreement of Second Merger and Agreement of Bank Merger with the California  Secretary of State and the Commissioner  require any Consents;  (d) result in the creation or imposition of any Encumbrance on any of the properties or assets of Bancorp,  Western or the Bancorp  Subsidiaries;  or  (e) subject  to obtaining the Consents  referred to in  subsection  (c) of this
Section  and the  expiration  of any waiting  period,  violate any Rules  applicable  to Bancorp or Western or any of their  respective properties or assets.

4.9      Taxes.
         -----

(a)       Except as set forth in Schedule 4.9, (i) all material Tax Returns  required to be filed by or on behalf of Bancorp,  Western,
                                 ------------
the Bancorp  Subsidiaries  or the Affiliated  Group(s) of which any of them is or was a member have been duly and timely filed with the appropriate  taxing  authorities  in all  jurisdictions  in which such Tax Returns are required to be filed (after giving effect to any valid  extensions  of time in which to make such  filings),  and all such Tax Returns  were true,  complete and correct in all material respects;  (ii) all Taxes due and payable by or on behalf of Bancorp,  Western and the Bancorp  Subsidiaries,  either directly, as part of an Affiliated Group Tax Return, or otherwise,  have been fully and timely paid,  except to the extent  adequately  reserved therefor in accordance with generally accepted accounting  principles and/or applicable  regulatory accounting principles or banking regulations consistently  applied on the Bancorp,  Western and Bancorp Subsidiaries balance sheet, and adequate reserves or accruals for Taxes have been provided in the Bancorp,  Western and Bancorp  Subsidiaries  balance sheet with respect to any period through the date thereof for which Tax  Returns  have not yet been  filed or for which  Taxes are not yet due and  owing;  and (iii) no  agreement,  waiver or other document or arrangement  extending or having the effect of extending the period for assessment or collection of Taxes  (including,  but not  limited  to, any  applicable  statute of  limitation)  has been  executed  or filed with any taxing  authority  by or on behalf of
Bancorp,  Western and Bancorp  Subsidiaries  or any of its  subsidiaries,  or any Affiliated  Group(s) of which any of them is or was a member.

(b)       Bancorp,  Western and the Bancorp  Subsidiaries  have each complied in all material  respects with all applicable laws, rules and regulations  relating to the payment and withholding of Taxes and have duly and timely withheld from employee  salaries,  wages and other  compensation and have paid over to the appropriate  taxing  authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

(c)       CBB has received  complete  copies of (i) all  material  income or franchise Tax Returns of Bancorp,  Western and the Bancorp
Subsidiaries  relating to the taxable  periods  since  January 1, 1998 and  (ii) any  audit report  issued  within the last three years relating to any  material  Taxes due from or with  respect to  Bancorp,  Western and the  Bancorp  Subsidiaries  with  respect to their respective income, assets or operations.

(d)       Except as set forth in Schedule 4.9, no claim has been made by a taxing  authority in a jurisdiction  where Bancorp,  Western
                                 ------------
or any of the Bancorp  Subsidiaries  does not file an income or franchise Tax Return such that  Bancorp,  Western or any of the Bancorp
Subsidiaries is or may be subject to taxation by that jurisdiction.

(e)       Except  as set  forth in  Schedule  4.9:  (i) there  are no  deficiencies  asserted  or  assessments  made as a result of any
                                    -------------
examinations  by any taxing  authority of the Tax Returns of or covering or  including  Bancorp,  Western and the Bancorp  Subsidiaries have been fully paid, and there are no other audits or  investigations  by any taxing authority in progress,  nor has Bancorp,  Western or any of the  Bancorp  Subsidiaries  received  any notice  from any  taxing  authority  that it  intends  to conduct  such an audit or investigation;  (ii) no requests for a ruling or a determination  letter are pending with any taxing authority;  and (iii) no issue has been raised in writing by any taxing  authority  in any  current or prior  examination  which,  by  application  of the same or similar principles,  could reasonably be expected to result in a proposed deficiency against Bancorp,  Western and Bancorp Subsidiaries for any subsequent taxable period that could be material.

(f)       Except as set forth in Schedule 4.9,  neither  Bancorp,  Western or any Bancorp  Subsidiary nor any other Person on behalf of
                                 ------------
Bancorp,  Western or any of the Bancorp  Subsidiaries  has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section  341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section  341(f)(4) of the
Code) owned by Bancorp,  Western or any Bancorp  Subsidiary  (ii) agreed to or is required to make any adjustments  pursuant to Section
481(a) of the Code or any similar  provision of state,  local or foreign law by reason of a change in  accounting  method  initiated by
Bancorp,  Western or any Bancorp  Subsidiary or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in  accounting  method,  or has any  application  pending with any taxing  authority  requesting  permission  for any changes in accounting  methods  that relate to the business or  operations  of Bancorp,  Western or any Bancorp  Subsidiary  or (iii)  executed or entered into a closing  agreement  pursuant to Section 7121 of the Code or any predecessor  provision  thereof or any similar provision of state, local or foreign law with respect to Bancorp, Western or any of the Bancorp Subsidiaries.

(g)       Except as set forth in Schedule  4.9,  no  property  owned by Bancorp,  Western or any  Bancorp  Subsidiary  is  (i) property
                                 -------------
required to be treated as being owned by another  Person  pursuant to provisions of Section  168(f)(8) of the Internal  Revenue Code of
1954, as amended and in effect  immediately  prior to the  enactment of the Tax Reform Act of 1986,  (ii) constitutes  "tax-exempt  use property" within the meaning of Section  168(h)(1) of the Code or (iii) is  "tax-exempt  bond financed  property" within the meaning of
Section 168(g) of the Code.

(h)       Neither  Bancorp,  Western  or any  Bancorp  Subsidiary  is a party to any tax  sharing  agreement  or similar  agreement  or arrangement  (whether  written or not written)  pursuant to which it will have any  obligation  to make any payments  after the Closing other than to members of the Affiliated Group of which Bancorp is the common parent.

(i)       Except as set forth in the Schedule  4.9,  there is no contract,  agreement,  plan or  arrangement  covering any Person that,
                                     -------------
individually  or  collectively,  could give rise to the payment of any amount that would not be deductible  by Bancorp,  Western or any
Bancorp  Subsidiary or their respective  affiliates by reason of Section 280G of the Code, or would  constitute  compensation in excess of the limitation set forth in Section 162(m) of the Code.

(j)       There are no liens as a result of any unpaid Taxes upon any of the assets of Bancorp, Western or the Bancorp Subsidiaries.

(k)       Except as set forth in Schedule  4.9,  neither  Bancorp,  Western or any Bancorp  Subsidiary  has any elections in effect for
                                 -------------
federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

(l)       Except as set forth in Schedule 4.9, none of the members of Bancorp,  Western and Bancorp Subsidiaries'  Affiliated Group has
                                 ------------
any net operating loss carryovers.

(m)      None of Bancorp,  Western or any Bancorp  Subsidiary  has been a United States real property  holding  corporation  within the meaning of Section 897(c)(2) of the Code during the applicable period within the meaning of Section 897(c)(1)(A)(ii) of the Code.

4.10     Contracts.  Except as set forth in  Schedule  4.10 (all items  listed or  required  to be listed in such  schedule  4.10 being
         ---------                           --------------
referred to as Scheduled Contracts) neither Bancorp, Western or any of the Bancorp Subsidiaries is a party or otherwise subject to:

4.10.1   any  employment,  deferred  compensation,  bonus or consulting  contract that (i) has a remaining term, as of the date of this
Agreement,  of more than one year in length  of  obligation  on the part of  Bancorp,  Western  or any  Bancorp  Subsidiary  and is not
terminable  by Bancorp or Western or any Bancorp  Subsidiary  within one year without  penalty or  (ii) requires  payment by Bancorp or
Western or any Bancorp Subsidiary of $25,000 or more per annum;

4.10.2                     any  advertising,  brokerage,  licensing,  dealership,  representative  or agency  relationship  or contract requiring payment by Bancorp, Western or any Bancorp Subsidiary of $25,000 or more per annum;

4.10.3                     any contract or agreement that restricts  Bancorp,  Western or any Bancorp Subsidiary (or would restrict any
Affiliate of Bancorp or Western or the Surviving  Corporation or the Surviving  Bank  (including  CBB and its  subsidiaries)  after the
Effective  Time of the Merger and Effective  Time of the Bank Merger from competing in any line of business with any Person or using or employing the services of any Person;

4.10.4                     any lease of real or personal property providing for annual lease payments by or to Bancorp,  Western or any
Bancorp  Subsidiary in excess of $25,000 per annum other than (A) financing  leases entered into in the ordinary  course of business in which  Bancorp,  Western or any Bancorp  Subsidiary  is lessor and  (B) leases of real  property  presently  used by Western as banking offices;

4.10.5   any mortgage, pledge, conditional sales contract,  security agreement,  option, or any other similar agreement with respect to any interest of Bancorp,  Western or any Bancorp  Subsidiary  (other than as mortgagor or pledgor in the ordinary course of its banking business or as  mortgagee,  secured party or deed of trust  beneficiary  in the ordinary  course of its business) in personal  property having a value of $25,000 or more;

4.10.6                     other than as described in the Bancorp Filings or as set forth in the Bancorp  Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance,  indemnification,  bonus, deferred compensation, severance pay, pension,  retirement,  savings or other incentive,  welfare or employment plan or material agreement  providing benefits to any present or former employees, officers or directors of Bancorp, Western or any Bancorp Subsidiary;
4.10.7                     any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

4.10.8                     other than agreements entered into in the ordinary course of business,  including sales of other real estate owned,  any  agreement  for the sale of any property or assets in which  Bancorp,  Western or any Bancorp  Subsidiary  has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

4.10.9                     any agreement for the borrowing of any money (other than  liabilities  or interbank  borrowings  made in the ordinary course of its banking business and reflected in the financial records of Bancorp, Western or any Bancorp Subsidiary);

4.10.10                               any  restrictive  covenant  contained in any deed to or lease of real property owned or leased by
Bancorp, Western or any Bancorp Subsidiary (as lessee) that materially restricts the use, transferability or value of such property;

4.10.11   any  guarantee  or  indemnification  which  involves  the sum of  $25,000  or more,  other  than  letters  of  credit or loan commitments issued in the normal course of business;

4.10.12   any supply,  maintenance or landscape contracts not terminable by Bancorp,  Western or any Bancorp Subsidiary without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

4.10.13   any material  agreement  which would be terminable  other than by Bancorp,  Western or any Bancorp  Subsidiary as a result of the consummation of the transactions contemplated by this Agreement;

4.10.14   any  contract  of  participation  with any other  bank in any loan in excess of  $25,000  or any sales of assets of  Bancorp,
Western or any Bancorp  Subsidiary with recourse of any kind to Bancorp,  Western or any Bancorp Subsidiary except the sale of mortgage loans,  servicing  rights,  repurchase or reverse  repurchase  agreements,  securities or other financial  transactions in the ordinary course of business;

4.10.15   any  agreement  providing  for the sale or servicing of any loan or other asset which  constitutes  a "recourse  arrangement"
under applicable  regulation or policy promulgated by a Governmental  Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

4.10.16   any contract relating to the provision of data processing services to Bancorp, Western or any Bancorp Subsidiary; or

4.10.17   any other  agreement of any other kind which involves  future payments or receipts or performances of services or delivery of items  requiring  payment of $25,000 or more to or by Bancorp,  Western or any Bancorp  Subsidiary  other than  payments  made under or pursuant to loan  agreements,  participation  agreements  and other  agreements  for the extension of credit in the ordinary  course of their business.

                  True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to CBB.

4.11     Title to Property.
         -----------------

(a)       Schedule  4.11 sets forth a  description  (including  the  character of the  ownership  interest of Bancorp,  Western and the
          --------------
Bancorp Subsidiaries) of all real property of Bancorp,  Western and the Bancorp Subsidiaries,  including fees, leaseholds and all other interests in real property  (including real property that is debt previously  contracted  property)  ("Real  Property").  Except as set forth on Schedule 4.11,  (i) Bancorp,  Western and the Bancorp  Subsidiaries  has each duly recorded,  in the appropriate  county,  all
         -------------
recordable  interests in Real Property,  (ii) Bancorp,  Western and the Bancorp  Subsidiaries each has good and marketable title to all of its respective  assets and  properties,  including,  without  limitation,  all personal and intangible  properties  reflected on the balance sheet as of December 31, 2001 included in the Financial  Statements of Bancorp, or acquired subsequent thereto,  free and clear of all Encumbrances,  except  (A) Encumbrances that in the aggregate do not materially detract from the value,  interfere with the use, or restrict the sale, transfer or disposition,  of such properties and assets or otherwise  materially affect Bancorp,  Western and the
Bancorp  Subsidiaries;  (B) any lien for taxes not yet due; (C) any  Encumbrances  arising under the document that created the interest in the Real  Property  (other  than  Encumbrances  arising  as a result of any breach or default  by  Bancorp,  Western or any  Bancorp
Subsidiary);  (D) assets and  properties  disposed of since  December 31, 2001 in the ordinary  course of business and consistent  with past practice and (E) as noted in the Financial  Statements of Bancorp.  Bancorp has furnished CBB with true and correct  copies of all leases  included  on Schedule  4.11  delivered  as of the date of the  Agreement,  all title  insurance  policies  relating to the Real
                     --------------
Property and all documents evidencing recordation of all recordable interests in the Real Property.

(b)       All  tangible  properties  of  Bancorp,  Western and  Bancorp  Subsidiaries  that are  material  to the  business,  financial condition,  results of operations or prospects of Bancorp,  Western and Bancorp  Subsidiaries  are in a good state of  maintenance  and repair,  except for  ordinary  wear and tear,  and are  adequate  for the conduct of the  business of Bancorp,  Western and the Bancorp
Subsidiaries as presently  conducted.  Except as set forth in Schedule 4.11,  (i) the  execution of this Agreement,  the performance of
                                                              -------------
the obligations of Bancorp and Western hereunder and the consummation of the transactions  contemplated  herein,  including the Merger, the Second Merger and the Bank Merger,  do not conflict  with and will not result in a breach or default under any lease,  agreement or contract  described in Schedule  4.11, or give any other party  thereto a right to terminate or modify any term  thereof;  (ii) neither
                       --------------
Bancorp,  Western nor any Bancorp  Subsidiary  has any obligation to improve any Real Property;  (iii) each  lease and agreement  under which Bancorp,  Western or a Bancorp  Subsidiary is a lessor is in full force and effect and is a valid and legally binding  obligation of Bancorp,  Western and the Bancorp Subsidiary,  as appropriate,  and, to the best knowledge of Bancorp and Western,  each other party thereto;  and (iv) Bancorp,  Western and the Bancorp  Subsidiaries and, to the best knowledge of Bancorp and Western,  each other party to any such lease or agreement have  performed in all material  respects all the  obligations  required to be performed by them to date under such  lease or  agreement  and are not in  default in any  material  respect  under any such lease or  agreement  and there is no pending or, to the best knowledge of Bancorp or Western, any threatened  proceeding,  or proceeding which Bancorp or Western has reason to believe may be threatened, with respect to such property or any such lease.

4.12     Litigation.
         ----------

(a)      Schedule  4.12 sets  forth a  description  of each  legal,  administrative,  arbitration,  investigatory  or other  proceeding
         --------------
(including,  without limitation,  any investigation,  action, or proceeding with respect to Taxes) pending or, to the best knowledge of
Bancorp or  Western,  that has been  threatened,  or which  Bancorp or Western  has  reason to believe  may be  threatened,  against or affecting  Bancorp,  Western or any of the Bancorp  Subsidiaries  or their  respective  assets or  business,  and has had or may have a material adverse effect on the assets,  liabilities,  business,  financial condition,  results of operations or prospects of Bancorp or the  transactions  contemplated  hereby on a  consolidated  basis or  involves  or may  involve a claim or claims  asserting  aggregate liability of $10,000 or more.  Schedule  4.12 includes  with respect to each matter  identified,  if  applicable,  the case title,  the
                               --------------
court,  the court file number,  the date filed, the law firm  representing  Bancorp,  Western or the Bancorp  Subsidiary and such other information  as may be  reasonably  requested  by CBB.  Except as set forth on Schedule  4.12,  there is no  (i) outstanding  judgment,
                                                                               --------------
order, writ,  injunction or decree,  stipulation or award of any Governmental Entity or by arbitration,  against,  or, to the knowledge of Bancorp or Western,  affecting  Bancorp,  Western or any of the Bancorp  Subsidiaries  or their  respective  assets or business that
(A) has had or may have a material  adverse effect on the assets,  liabilities,  permits,  business,  financial  condition,  results of operations or prospects of Bancorp on a consolidated  basis  (B) requires  any payment by, or excuses an obligation of a third party to make any  payment to Bancorp,  Western or any of the  Bancorp  Subsidiaries,  of an amount  exceeding  $10,000 or (C) has the effect of prohibiting  any business  practice of, or the  acquisition,  retention or disposition of property by,  Bancorp,  Western or any of the
Bancorp Subsidiaries; or (ii) legal,  administrative,  arbitration, investigatory or other proceeding pending or, to the best knowledge of Bancorp or Western  that has been  threatened,  or which  Bancorp or Western  has reason to believe  may be  threatened,  against or affecting  any  director,  officer,  employee,  agent or  representative  of Bancorp,  Western or any of the Bancorp  Subsidiaries,  in
connection with which any such Person has or may have rights to be indemnified by Bancorp, Western or any of the Bancorp Subsidiaries.

(b)       Except as set forth in Schedule 4.12,  neither  Bancorp,  Western or any of the Bancorp  Subsidiaries is subject to any cease
                                 -------------
and desist order or directive or a party to any written  agreement or memorandum of  understanding  with any  Governmental  Entity that restricts the conduct of its  business,  or in any manner  relates to its capital  adequacy,  its credit or compliance  policies or its management.  Copies of any such orders, agreements or memoranda have been provided to CBB concurrently herewith.

4.13     Certain Adverse Changes.  Except as specifically required,  permitted or effected by this Agreement,  since December 31,  2000
         -----------------------
there has not been,  occurred or arisen any of the  following  (whether or not in the  ordinary  course of  business  unless  otherwise indicated):

(a)       Any change in any of the assets, liabilities,  Permits, methods of accounting or accounting practice,  business, or manner of conducting business,  of Bancorp,  Western or the Bancorp Subsidiaries or any other event or development that has had or may reasonably be expected to have,  individually or in the aggregate,  a material  adverse effect on the business,  financial  condition,  results of operations or prospects of Bancorp on a consolidated basis;

(b)       Any damage,  destruction  or other  casualty  loss (whether or not covered by  insurance)  that has had or may  reasonably be expected to have a material  adverse effect on the business,  financial  condition,  results of operations or prospects of Bancorp on a consolidated basis or that may involve a loss of more than $25,000 in excess of applicable insurance coverage; or

(c)       Any amendment,  modification or termination of any existing,  or entry into any new, material contract or Permit that has had or may  reasonably  be expected to have,  individually  or in the  aggregate,  a material  adverse  effect on the  business,  financial condition, results of operations or prospects of Bancorp on a consolidated basis;

(d)       Any  disposition  by Bancorp,  Western or any Bancorp  Subsidiary of an asset the lack of which has had or may  reasonably be expected to have,  individually  or in the  aggregate,  a material  adverse  effect on the business,  financial  condition,  results of operations or prospects of Bancorp, Western or the Bancorp Subsidiaries; or

(e)       Any direct or indirect  redemption,  purchase or other  acquisition by Bancorp,  Western or any Bancorp  Subsidiaries  of any
equity  securities  or any  declaration,  setting  aside or payment of any dividend or other  distribution  on or in respect of Bancorp
Stock whether consisting of money, other personal property, real property or other things of value.

4.14     Corporate  Records.  The minute  books and  corporate  records of Bancorp,  Western and the  Bancorp  Subsidiaries  accurately
         ------------------
reflect all material  actions duly taken by their  respective  shareholders,  boards of directors and  committees  and contain true and complete copies of their respective Charter Documents and all amendments thereto.

4.15     Accounting  Records;  Data Processing.  Each of Bancorp,  Western and the Bancorp  Subsidiaries  each has records that, in all
         -------------------------------------
material respects,  fairly reflect its respective  transactions,  and accounting  controls  sufficient to ensure that such transactions are in all material  respects  (a) executed in accordance with  management's  general or specific  authorization;  and  (b) recorded in conformity with generally accepted accounting  principles.  Such records, to the extent they contain important  information  pertaining to Bancorp,  Western and the Bancorp  Subsidiaries  have been duplicated and stored safely and securely.  Schedule 4.15 sets forth each
                                                                                                          -------------
and every data processing  agreement,  lease and license, all service and maintenance  agreements,  and all service bureau arrangements between  Bancorp,  Western or the Bancorp  Subsidiaries  and any provider of the foregoing  services,  and an  itemization  of all data processing  equipment,  related  peripheral  equipment  and  software  used or intended  to be used by Bancorp,  Western or the Bancorp
Subsidiaries in connection with data and item processing  ("Bancorp,  Western and Bancorp  Subsidiaries  Data Processing  Assets").  To
the best  knowledge  of Bancorp,  Western and the  Bancorp  Subsidiaries,  except as set forth in Schedule  4.15,  the  procedures  and
                                                                                                  --------------
equipment,  including,  without limitation,  the data processing equipment,  data transmission equipment,  related peripheral equipment and software,  used by Bancorp,  Western and Bancorp  Subsidiaries  in the operation of its business  (including any disaster  recovery facility)  to generate  and  retrieve  such  records are  adequate in relation to the size and  complexity  of the business of Bancorp,
Western and the Bancorp Subsidiaries.

4.16     Insurance.  Schedule  4.16 sets forth all  insurance  policies  and bonds  maintained  by  Bancorp,  Western  and the  Bancorp
         ---------   --------------
Subsidiaries.  Except as set forth on Schedule 4.16,  (a) each of Bancorp,  Western and the Bancorp  Subsidiaries  is, and at all times
                                      -------------
within five years hereof has been,  insured with  insurers and has insurance  coverage  adequate to insure  against all risks  normally insured against by companies in similar businesses and of comparable size;  (b) neither Bancorp,  Western nor any Bancorp Subsidiary is in default under any policy of insurance or bond such that it could be cancelled and all such insurance  policies and bonds  maintained by Bancorp,  Western and the Bancorp  Subsidiaries  are in full force and effect and,  except for  expirations in the ordinary  course, will  remain so through and after the  Effective  Time of the Merger and the Bank  Merger;  and  (c) each  of Bancorp,  Western and the
Bancorp  Subsidiaries  has filed  claims  with,  or given  notice of claims to, its  respective  insurers  with respect to all material matters  and  occurrences  for which it believes  it has  coverage.  Bancorp  has  furnished  CBB with true and  correct  copies of all insurance policies and bonds identified on Schedule 4.16, including all amendments and supplements thereto.
                                           -------------

4.17     Employee Benefit Plans and Employment and Labor Contracts.
         ---------------------------------------------------------

(a)        For purposes of this  Agreement,  the term "Plans" shall mean (i) all "Employee  Benefit  Plans" (as such term is defined in
Section 3(3) of ERISA) of which  Bancorp,  Western or any of the Bancorp  Subsidiaries  or any member of the same  controlled  group of corporations,  trades or businesses  as Bancorp,  Western and the Bancorp  Subsidiaries  within the meaning of Section  4001(a)(14)  of
ERISA, (for purposes of this Section, an "ERISA Affiliate") is a sponsor or participating  employer or as to which Bancorp,  Western or any of the Bancorp  Subsidiaries or any of their ERISA Affiliates makes  contributions  or is required to make  contributions  and (ii)
any employment,  severance or other agreement,  arrangement,  policy or practice of Bancorp, Western or any of the Bancorp Subsidiaries
or of any of their ERISA Affiliates (whether written or oral) providing for insurance coverage (including  self-insured  arrangements), workers' compensation,  disability benefits,  supplemental unemployment benefits, vacation benefits, retirement benefits, or for profit
sharing,   deferred   compensation,   bonuses,  stock  options,  stock  appreciation  or  other  forms  of  incentive  compensation  or post-retirement insurance, compensation or benefits to employees, directors or other service providers.

                  Except as is disclosed in Schedule 4.17, (i) neither Bancorp,  Western nor any of the Bancorp Subsidiaries nor any of
                                            -------------
their ERISA Affiliates  maintains or sponsors,  or makes or is required to make  contributions  to, any of the Plans,  (ii) none of the
Plans is a  "multiemployer  plan," as defined in Section 3(37) of ERISA,  (iii) none of the Plans is a "defined  benefit  pension plan"
within the meaning of Section 3(35) of ERISA,  (iv) none of the Plans provides  healthcare or any other welfare  benefits to any former employees (or any dependents of any former  employees),  except as required by the Consolidated  Omnibus Budget  Reconciliation  Act of
1985  ("COBRA"),  and (v) each of the Plans is, and at all times since its inception has been,  in  compliance  with all  provisions of
ERISA,  the Code,  COBRA,  the Health  Insurance  Portability and  Accountability  Act of 1996 ("HIPAA") and all other applicable laws.
Notwithstanding any statement or indication in this Agreement to the contrary,  there are no Plans as to which Bancorp,  Western or any of the  Bancorp  Subsidiaries  or any of their  ERISA  Affiliates  will be  required  to make any  contributions  or to make any  other payments,  whether on behalf of any of the current  employees of Bancorp,  Western or any of the Bancorp  Subsidiaries  or any of their
ERISA  Affiliates or on behalf of any other person,  after the Closing.  At the Closing,  there will be no unrecorded  liabilities with respect to the establishment,  implementation,  operation, administration or termination of any of the Plans, or the termination of the participation  in any of the Plans by Bancorp,  Western or any of the Bancorp  Subsidiaries or any of their ERISA  Affiliates.  Neither
Bancorp,  Western or any of the Bancorp  Subsidiaries  nor any ERISA  Affiliates  has any formal plan or  commitment,  whether  legally binding or not, to create any  additional  Plan,  or to modify or change any existing Plan that would affect any employee or terminated employee of Bancorp,  Western or any of the Bancorp  Subsidiaries  or any of their ERISA  Affiliates,  except as disclosed on Schedule
                                                                                                                              ---------
4.17.  Bancorp,  Western and each of the Bancorp  Subsidiaries  has delivered to CBB true and complete copies of: (i) each of the Plans and any related funding and service agreements  thereto  (including trust and custodial  agreements,  insurance  contracts,  investment managing agreements,  subscription and participation  agreements and recordkeeping  contracts)  including all amendments,  all of which are legally valid and binding and in full force and effect and there are no defaults  thereunder,  (ii) the currently effective summary plan description,  summary of material  modifications and all other material employee  communications  pertaining to each of the Plans,
(iii) all enrollment,  beneficiary designation, loan, distribution,  contribution and benefit election and other material forms used by any of the Plans,  (iv) the three most recent annual reports for each of the Plans  (including  all relevant  schedules),  (v) the most recently filed PBGC Form 1 (if  applicable),  and (vi) the most recent  Internal  Revenue  Service  determination  letter for each Plan which is intended to constitute a qualified  plan under Section 401 of the Code and each  amendment to each of the foregoing  documents and any requests for rulings, determinations, or opinions pending with the Internal Revenue Service or any other governmental agency.

(b)       The  present  value of all  accrued  benefits  and  liabilities  under each of the Plans that is subject to Title IV of ERISA shall not, as of the  Closing  Date,  exceed the then fair  market  value or  actuarial  present  value of the assets of each such Plan allocated to such accrued benefits and liabilities,  based upon the applicable  provisions of the Code and ERISA.  With respect to each
Plan that is subject to Title IV of ERISA (i) no amount is due or owing from  Bancorp,  Western or any of the Bancorp  Subsidiaries  or
any of their ERISA Affiliates to the Pension Benefit Guaranty  Corporation or to any  "multiemployer  plan" as defined in Section 3(37)
of  ERISA  on  account  of any  withdrawal  therefrom  and  (ii) no  such  Plan has  been  terminated  at a time  when the Plan was not sufficiently  funded and any such  termination has been in accordance with ERISA. The transactions  contemplated  hereunder,  including without  limitation  the  termination  of the Plans at or prior to the  Closing,  shall  not  result  in any such  withdrawal  or other liability under any of the Plans or any applicable laws.

(c)       None of the Plans, nor any trust created thereunder nor any trustee,  fiduciary or administrator  thereof, has engaged in any transaction  that might subject any of the Plans,  any such trust, or any trustee,  fiduciary or  administrator  thereof,  or any party dealing with the Plans or any such trust,  to the tax or penalty on prohibited  transactions  imposed by Section 4975 of the Code or to any civil penalty  imposed by Section 502 of ERISA.  Since the effective date of ERISA,  none of the Plans subject to Title IV of ERISA has been completely or partially  terminated nor has there been any  "reportable  event," as such term is defined in Section 4043(b) of
ERISA,  with  respect to any of the Plans since the  effective  date of ERISA nor has any notice of intent to  terminate  been filed or given with respect to any such Plan. There has been no  (i) withdrawal  by Bancorp,  Western or any of the Bancorp  Subsidiaries or any
of their  ERISA  Affiliates  that is a  substantial  employer  from a  single-employer  plan  which is a Plan and which has two or more contributing  sponsors  at  least  two of whom  are not  under  common  control,  as  referred  to in  Section  4063(b)  of  ERISA,  or
(ii) cessation  by Bancorp,  Western or any of the Bancorp  Subsidiaries  or any of their ERISA  Affiliates of operations at a facility causing  more than 20% of Plan  participants  to be  separated  from  employment,  as  referred  to in Section  4062(f)  of ERISA.  All government  reports and filings  required by law have been properly and timely filed,  all  information  required to be  distributed to participants or beneficiaries  has been distributed  with respect to each of the Plans, and Bancorp,  Western and Bancorp  Subsidiaries
and its ERISA Affiliates have performed all of their obligations under all of the Plans in all material aspects.

(d)       None of the Plans nor any trust created  thereunder has ever incurred any  "accumulated  funding  deficiency" as such term is defined in Section 412 of the Code, whether or not waived.  Furthermore,  neither Bancorp,  Western or any of the Bancorp  Subsidiaries
nor any of its ERISA  Affiliates  has any unfunded  liability  under ERISA in respect of any of the Plans.  Bancorp,  Western or any of the Bancorp  Subsidiaries  has made all  contributions  and paid all  amounts  due and owing under all of the Plans.  Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable  determination  letter that it is so qualified  from the  Internal  Revenue  Service  and  Bancorp,  Western and  Bancorp  Subsidiaries  do not know of any fact which could adversely  affect the qualified  status of any such Plan. All amendments  required to bring all of the Plans into  conformity  with all of the applicable  provisions of ERISA,  the Code,  COBRA,  HIPAA and all other  applicable  laws have been made. All of the Plans have been  administered and maintained in compliance with ERISA,  COBRA,  HIPAA,  the Code and all other applicable laws. All  contributions required to be made to each of the Plans under the terms of the Plan,  ERISA,  the Code or any other  applicable  laws have been timely made.  The Financial  Statements of Bancorp  properly  reflect all amounts  required to be accrued as liabilities to date under each of the Plans.  There is no contract,  agreement  or benefit  arrangement  covering any employee of Bancorp,  Western or any of the Bancorp
Subsidiaries  that,  individually  or  collectively,  could give rise to the  payment of any amount  that would  constitute  an "excess parachute  payment" (as defined in Section 280G of the Code) with respect to the Merger,  the Second  Merger and the Bank Merger or any
other transaction.

(e)       There has not  occurred and there does not exists  (i) any  pending  litigation  or  controversy  against any of the Plans or against Bancorp,  Western or any of the Bancorp  Subsidiaries or any of their ERISA Affiliates as the "Employer" or "Sponsor" under the
Plans or against the trustee,  fiduciaries  or  administrators  of any of the Plans or (ii) any  pending or  threatened  investigation, proceeding,  lawsuit,  dispute,  action or controversies  involving any of the Plans, the  administrator or trustee of any of the Plans with any of the IRS, Department of Labor, Pension Benefit Guaranty  Corporation,  any participant in the Plans, any service provider to any of the Plans or any other person  whatsoever.  Without  limiting the  generality of the  foregoing,  there are no lawsuits or other claims,  pending or threatened  (other than routine claims for benefits under a Plan) against (i) any Plan, or (ii) any  "Fiduciary" of such Plan  (within  the  meaning  of  Section  3(21)(a)  of ERISA)  brought  on behalf of any  participant,  beneficiary  or  Fiduciary thereunder, nor is there a reasonable basis for any such claim.

(f)       Neither  Bancorp,  Western nor any of the Bancorp  Subsidiaries nor any of their ERISA  Affiliates,  has used the services of
(i) workers  who have been provided by a third party  contract labor supplier for more than six months or who may otherwise be eligible to  participate  in any of the Plans or to an extent that would  reasonably  be expected to result in the  disqualification  or loss of preferred tax status of any of the Plans or the  imposition of penalties or excise taxes with respect to the IRS,  Department of Labor,
Pension Benefit  Guaranty  Corporation or any other  governmental  entity;  (ii) temporary  employees who have worked for more than six months or who may  otherwise  be  eligible to  participate  in any of the Plans or to an extent  that would  reasonably  be expected to result in the  disqualification  or loss of  preferred  tax status of any of the Plans or the  imposition  of penalties or excise taxes
with  respect  to  the  IRS,  Department  of  Labor,   Pension  Benefit  Guaranty   Corporation  or  any  other  governmental   entity;
(iii) individuals  who have provided  services to Bancorp,  Western or any of the Bancorp  Subsidiaries as independent  contractors for more than six months or who may  otherwise  be eligible to  participate  in any of the Plans or to an extent that would  reasonably  be expected to result in the  disqualification  or loss of  preferred  tax status of any of the Plans or the  imposition  of  penalties or excise taxes with respect to the IRS,  Department of Labor,  Pension Benefit Guaranty  Corporation or any other governmental  entity or
(iv) leased employees, as that term is defined in section 414(n) of the Code.

4.18     Investments.  Schedule  4.18 sets forth a description  of each  Investment  Security held by Bancorp,  Western and the Bancorp
         -----------   --------------
Subsidiaries  on December 31, 2001.  Schedule 4.18 sets forth with respect to each such  Investment  Security:  (i) the issuer thereof;
                                     -------------
(ii) the  outstanding  balance  or number  of  shares;  (iii) the  maturity,  if  applicable;  (iv) the  title of  issue;  and  (v) the classification  under  SFAS  No.  115.  Except  as set  forth  on  Schedule  4.18,  neither  Bancorp,  Western  nor any of the  Bancorp
                                                                   --------------
Subsidiaries has an Investment Security classified as trading.

4.19     Broker's or Finder's  Fees. No agent,  broker,  investment or commercial  banker,  or other Person acting on behalf of Bancorp
         --------------------------
or Western,  is or will be entitled to any broker's or finder's fee or any other  commission  or similar fee directly or  indirectly in connection with any of the transactions contemplated in this Agreement, including the Merger, the Second Merger and the Bank Merger.

4.20     Compliance with Rules.
         ---------------------

(a)       Neither Bancorp,  Western nor any of the Bancorp  Subsidiaries has been in default under or in breach or violation of (i) any provision of their respective Charter Documents,  or (ii) Rule,  except, with respect to this clause (ii), for such defaults,  breaches or violations as would not have,  individually or in the aggregate,  a material  adverse effect on the business,  financial  condition, results of operations or prospects of Bancorp on a consolidated basis.

(b)       Except  as set forth on  Schedule  4.20,  (i) Bancorp,  Western  and the  Bancorp  Subsidiaries  are in  compliance  with all
                                   --------------
Environmental  Regulations;  (ii) there  are no  Tanks on or about  Bancorp,  Western  or any of the  Bancorp  Subsidiaries'  Property;
(iii) there  are no Hazardous  Materials  on, below or above the surface of, or  migrating  to or from  Bancorp,  Western or any of the
Bancorp  Subsidiaries  Property in  concentrations  above de minimis levels that would require  remedial action;  (iv) all  outstanding
Bancorp,  Western and Bancorp  Subsidiaries'  loans secured by real property are in compliance  with  Environmental  Regulations and no such loans have a leaking Tank or upon which there are  Hazardous  Materials on or  migrating  to or from  Bancorp,  Western or Bancorp
Subsidiaries'  Property,  in  concentrations  above de minimis  levels that would require  remedial  action;  and (v) without  limiting
Section 4.12 or the  foregoing  representations  and  warranties  contained in clauses  (i) through  (iv),  there is no written  claim, action,  suit, or proceeding or notice thereof before any Governmental  Entity pending against  Bancorp,  Western or any of the Bancorp
Subsidiaries or concerning  property securing Bancorp,  Western or any of the Bancorp  Subsidiaries'  loans and there is no outstanding judgment,  order, writ, injunction,  decree, or award against or affecting Bancorp,  Western, Bancorp Subsidiaries Property or property securing Bancorp,  Western and Bancorp Subsidiaries' loans. For purposes of this Section 4.20(b), the term "Environmental  Regulations"
shall mean all applicable  statutes,  regulations,  rules,  and ordinances of all  Governmental  Entities and all applicable  judicial, administrative,  and  regulatory  decrees,  judgments,  and orders  relating  to the  protection  of human  health or the  environment, including, without limitation: all requirements,  including, but not limited to those pertaining to reporting,  licensing,  permitting, investigation,  and  remediation of emissions,  discharges,  releases,  or threatened  releases of Hazardous  Materials,  into the air, surface water, groundwater,  or land, or relating to the manufacture,  processing,  distribution,  use, treatment,  storage,  disposal, transport,  or handling of Hazardous  Materials  whether solid,  liquid,  or gaseous in nature and all  requirements  pertaining to the protection of the health and safety of employees or the public.  "Bancorp,  Western and Bancorp Subsidiaries  Property" shall mean real estate currently owned, or leased,  or in which Bancorp,  Western and Bancorp  Subsidiaries has an investment or security  interest (by mortgage,  deed of trust,  sale or lease-back),  including,  without  limitation,  properties under  foreclosure and properties held by
Bancorp,  Western and the Bancorp  Subsidiaries in capacity as a trustee.  "Tank" shall mean treatment or storage tanks,  whether above ground  or below  ground,  gas or oil wells  and  associated  piping  transportation  devices.  "Hazardous  Materials"  shall  mean any substance which is defined as a hazardous waste,  hazardous  substance,  hazardous  material,  used oil, pollutant or contaminant under any  federal,  state or local  statute,  regulation,  rule or  ordinance or  amendments  thereto  including,  without  limitation,  the
Comprehensive  Environmental Response,  Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and
Recovery Act (42 U.S.C.  Section 6901,  et seq.);  the Clean Air Act, as amended (42 U.S.C.  Section 7401, et seq.);  the Federal Water
Pollution Control Act, as amended (33 U.S.C.  Section 1251, et seq.); the Toxic Substances  Control Act, as amended (15 U.S.C.  Section
9601,  et seq.);  the  Occupational  Safety and Health Act, as amended (29 U.S.C.  Section 651; the  Emergency  Planning and  Community
Right-to-Know  Act of 1986 (42 U.S.C.  Section 11001, et seq.); the Safe Drinking Water Act (42 U.S.C.  Section 300f, et seq.); and all
comparable state and local laws,  including without  limitation,  the  Carpenter-Presley-Tanner  Hazardous Substance Account Act (State
Superfund),  the  Porter-Cologne  Water  Quality  Control  Act,  Section  25140,  25501(j)  and (k),  25501.1,25281  and 25250.1 of the
California  Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations,  Division 4, Chapter 30; laws of other  jurisdictions  or orders and  regulations;  or the presence of which causes or threatens to cause a nuisance,  trespass or other common law tort upon real  property or adjacent  properties  or poses or  threatens to pose a hazard to the health or safety of persons or including without limitation,  gasoline,  diesel fuel or other petroleum hydrocarbons;  polychlorinated  biphenyls (PCBs), asbestos, urea formaldehyde foam insulation, lead, lead containing paint and lead containing paint chips.

(c)       Bancorp has provided to CBB phase I  environmental  assessments  with respect to each  interest in real property set forth on
Schedule 4.11 as to which such a phase I environmental  investigation  has been prepared by or on behalf of Bancorp,  Western or any of
-------------
the Bancorp  Subsidiaries.  The  Schedule  4.11 list shall  disclose  each such  property as to which such an  assessment  has not been
                                 --------------
prepared on behalf of Bancorp, Western or any of the Bancorp Subsidiaries.

4.21     Performance of  Obligations.  Each of Bancorp,  Western and the Bancorp  Subsidiaries  has performed in all material  respects
         ---------------------------
all of the  respective  obligations  required to be performed by them and is not in default under or in breach of any term or provision of any covenant,  contract,  lease,  indenture or any other covenant to which it is a party, is subject or is otherwise  bound,  and no event has occurred  that,  with the giving of notice or the passage of time or both,  would  constitute  such default or breach,  where such default or breach would have,  individually or in the aggregate,  a material adverse effect on the business,  financial condition, results of  operations  or  prospects  of Bancorp,  Western or the Bancorp  Subsidiaries.  Except for loans and leases made by Bancorp,
Western or any of the Bancorp  Subsidiaries in the ordinary course of business,  to Bancorp's and Western's  knowledge,  no party is in breach of a material  agreement with Bancorp,  Western or any of the Bancorp  Subsidiaries which breach has had or reasonably should be expected to have,  individually  or in the  aggregate,  a material  adverse  effect on the business,  financial  condition,  results of operations or prospects of Bancorp, Western or any of the Bancorp Subsidiaries.

4.22     Employees.  There  are no  controversies  pending  or  threatened  between  either  Bancorp,  Western  or  any of the  Bancorp
         ---------
Subsidiaries,  on the one hand, and any of their respective employees,  on the other hand, that are likely to have,  individually or in the aggregate, a material adverse effect on the business,  financial condition,  results of operations or prospects of Bancorp, Western or any of the  Bancorp  Subsidiaries.  Neither  Bancorp,  Western  or any of the  Bancorp  Subsidiaries  is a party  to any  collective bargaining  agreement with respect to any of its employees or any labor  organization to which its employees or any of them belong.  To the best of Bancorp's and Western's  knowledge,  there are no ongoing  activities to organize the employees of Bancorp,  Western or any of the Bancorp Subsidiaries or any threat thereof.

4.23     Certain  Interests.  Schedule  4.23 sets forth a  description  of each  instance  in which an officer or  director of Bancorp,
         ------------------   --------------
Western or any of the Bancorp  Subsidiaries  (a) has any material interest in any property,  real or personal,  tangible or intangible, used by or in  connection  with the  business of Bancorp,  Western and any of the  Bancorp  Subsidiaries;  (b) is  indebted to Bancorp,
Western or any of the Bancorp  Subsidiaries except for normal business expense advances;  or (c) is a creditor (other than as a deposit holder) of Bancorp,  Western or any of the Bancorp  Subsidiaries  except for amounts due under  normal  salary and related  benefits or reimbursement  of  ordinary  business  expenses.  Except  as set  forth in  Schedule  4.23,  all such  arrangements  are  arm's  length
                                                                            --------------
transactions pursuant to normal commercial terms and conditions and comply with all Rules.

4.24     Extensions of Credit.  Schedule  4.24 sets forth a description  (a) by type and  classification,  if any, of each loan,  lease
         --------------------   --------------
other  extension of credit and  commitment to extend  credit by Bancorp,  Western or any of the Bancorp  Subsidiaries;  (b) by type and classification  of all loans,  leases,  other  extensions of credit and  commitments to extend credit that have been  classified by its
bank  examiners  or  auditors  (external  or  internal)  as  "Watch  List,"   "Substandard,"   "Doubtful,"  "Loss"  or  any  comparable
classification; and (c) all consumer loans as to which any payment of principal, interest or other amount is 90 days or more past due.

4.25     Operating  Losses.  Schedule 4.25 sets forth any Operating  Loss (as defined  below) that has occurred at Bancorp,  Western or
         -----------------   -------------
any of the  Bancorp  Subsidiaries  during the  period  after  December 31,  2000 to the date of the  Agreement.  Except as set forth on
Schedule  4.25, no event has occurred,  and no action has been taken or omitted to be taken by any employee of Bancorp,  Western or any
--------------
of the  Bancorp  Subsidiaries  that has  resulted  in the  incurrence  by Bancorp,  Western or any of the  Bancorp  Subsidiaries  of an
Operating  Loss or that  might  reasonably  be  expected  to  result  in the  incurrence  by  Bancorp,  Western  or any of the  Bancorp
Subsidiaries of an Operating Loss after the date hereof,  which, net of any insurance proceeds payable in respect thereof,  exceeds, or would exceed $5,000 by itself or $10,000 when  aggregated  with all other  Operating  Losses  during such period.  For purposes of this
Agreement,  "Operating  Loss" means any  individual  loss in excess of $500  resulting from cash  shortages,  lost or misposted  items, disputed clerical and accounting errors, forged checks,  payment of checks over stop payment orders,  counterfeit money, wire transfers made in error,  theft,  robberies,  defalcations,  check kiting,  fraudulent use of credit cards or electronic  teller machines,  civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

4.26     Powers of Attorney.  Except as set forth on Schedule 4.26,  neither Bancorp,  Western nor any of the Bancorp  Subsidiaries has
         ------------------                          -------------
granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

4.27     Offices and ATMs. Schedule 4.27 sets forth the headquarters of Bancorp,  Western and the Bancorp  Subsidiaries  (identified as
         ----------------  -------------
such) and each of the offices and  automated  teller  machines  ("ATMs")  maintained  and operated by Bancorp,  Western and the Bancorp
Subsidiaries  (including,  without  limitation,  representatives  and loan production offices and operations  centers) and the location thereof.  Except as set forth on Schedule  4.27,  neither  Bancorp,  Western nor any of the Bancorp  Subsidiaries  maintains  any other
                                 --------------
office or ATM and conducts  business at any other location.  Neither Bancorp,  Western nor any of the Bancorp  Subsidiaries has applied for or received permission to open any additional branch or operate at any other location.

4.28     Facts  Affecting  Regulatory  Approvals.  To the best knowledge of Bancorp and Western,  there is no fact,  event or condition
         ---------------------------------------
applicable to Bancorp,  Western or any of the Bancorp  Subsidiaries  which will, or reasonably  could be expected to,  adversely affect the likelihood of securing the requisite  approvals or Consents of any Governmental  Entity to the Merger,  the Second Merger, the Bank
Merger or any of the transactions contemplated by this Agreement.

4.29     Accounting and Tax Matters.  Each of Bancorp,  Western and the Bancorp  Subsidiaries  has through the date hereof not taken or
         --------------------------
agreed to take any action that would prevent the Merger from  qualifying as a qualified  stock  purchase  under the Code, or the Second
Merger or the Bank Merger from each qualifying as a tax-free liquidation under the Code.

4.30     Indemnification.  Other than pursuant to the provisions of their respective  Charter Documents,  neither Bancorp,  Western nor
         ---------------
any of the Bancorp  Subsidiaries is a party to any  indemnification  agreement with any of their respective present or former officers, directors,  employees,  agents or other persons who serve or served in any other  capacity with any other  enterprise at the request of
Bancorp,  Western or the  Bancorp  Subsidiaries  (a  "Covered  Person"),  and to the best  knowledge  of  Bancorp,  Western and Bancorp
Subsidiaries,  there are no claims for which any Covered Person would be entitled to indemnification by Bancorp,  Western or any of the
Bancorp Subsidiaries if such provisions were deemed in effect, except as set forth in Schedule 4.30.
                                                                                      -------------

4.31     Community  Reinvestment  Act.  Western has received a rating of  "Satisfactory"  in its most recent CRA  examination.  Western
         ----------------------------
has not been  advised of any  supervisory  concerns  regarding  its  compliance  with the CRA.  To the best  knowledge  of Bancorp  and
Western,  Western's  compliance  under the CRA should not constitute  grounds for either the denial by any  Governmental  Entity of any application to consummate the  transactions  contemplated by this Agreement or the imposition of a materially  burdensome  condition in connection with the approval of any such application.

4.32     Bank Secrecy Act.  Western has not been advised of any  supervisory  concerns  regarding its compliance  with the Bank Secrecy
         ----------------
Act (31 U.S.C.ss.5322, et seq.) or related state or federal  anti-money  laundering  laws,  regulations  and guidelines,  including (i)
those  provisions of the United  States Code  providing  penalties for the  laundering  of monetary  instruments  (18 U.S.C.ss.1956) or engaging in monetary  transactions  in property  derived from  specified  unlawful  activity (18 U.S.C.ss.1957) and (ii) any "Know Your
Customer" regulations, guidelines or supervisory policies and examination requirements.

4.33     Derivative  Transactions.  Except as set forth in Schedule 4.33, neither Bancorp,  Western or any of the Bancorp  Subsidiaries
         ------------------------                          -------------
is a party to or has agreed to enter into an exchange  traded or  over-the-counter  equity,  interest rate,  foreign  exchange or other swap,  forward,  future,  option,  cap,  floor or collar or any other  contract  that is not  included  on the  balance  sheet and is a derivative  contract  (including  various  combinations  thereof) or owns  securities  that are referred to  generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

4.34     Trust  Administration.  Neither Bancorp,  Western or any of the Bancorp Subsidiaries  exercises trust powers,  including,  but
         ---------------------
not limited to, trust  administration,  and neither they nor any  predecessor  has exercised such trust powers for a period of at least three years prior to the date  hereof.  The term  "trusts" as used in this  Section  4.34  includes (i) any and all common law or other trusts between an individual,  corporation or other entities and Bancorp,  Western or any of the Bancorp Subsidiaries or a predecessor, as trustee  or  co-trustee,  including,  without  limitation,  pension or other  qualified  or  nonqualified  employee  benefit  plans, compensation,  testamentary,  inter vivos, and charitable trust indentures;  (ii) any and all decedents' estates where Bancorp, Western and Bancorp  Subsidiaries  or a predecessor  is serving or has served as a co-executor  or sole executor,  personal  representative  or administrator,  administrator de bonis non,  administrator de bonis non with will annexed, or in any similar fiduciary capacity;  (iii)
any and all  guardianships,  conservatorships  or similar  positions  where Bancorp,  Western or any of the Bancorp  Subsidiaries  or a
predecessor  is serving or has served as a co-grantor  or a sole  grantor or a  conservator  or  co-conservator  of the estate,  or any similar  fiduciary  capacity;  and (iv) any and all agency and/or  custodial  accounts  and/or  similar  arrangements,  including  plan administrator  for employee  benefit  accounts,  under which Bancorp,  Western or any of the Bancorp  Subsidiaries  or a predecessor is serving or has served as an agent or  custodian  for the owner or other  party  establishing  the  account  with or without  investment authority.

4.35     Intellectual  Property.  Except as set forth  Schedule 4.35,  each of Bancorp,  Western and the Bancorp  Subsidiaries  owns or
         ----------------------                        -------------
possesses valid and binding licenses and other rights to use without payment all material  patents,  copyrights,  trade secrets,  trade names,  service marks and trademarks used in its  businesses;  and neither  Bancorp,  Western nor any of the Bancorp  Subsidiaries  has
received any notice with  respect  thereto that  asserts the rights of others.  Each of Bancorp,  Western and the Bancorp  Subsidiaries
has in all  material  respects  performed  all the  obligations  required to be  performed by it, and is not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

4.36     Disclosure  Documents  and  Applications.  None of the  information  supplied  or to be  supplied  by or on behalf of Bancorp,
         ----------------------------------------
Western and the Bancorp Subsidiaries  ("Bancorp Supplied  Information") for inclusion in (a) the proxy statement or other materials and documents  ("Proxy  Statement")  to be mailed to the  shareholders  of Bancorp,  Western and Bancorp  Subsidiaries  in connection  with obtaining the approval of the shareholders of Bancorp,  Western and Bancorp  Subsidiaries of this Agreement,  the Consolidation and the other  transactions  contemplated  hereby,  and (b) any  other  documents  to be filed with the FRB,  the  Comptroller,  the FDIC,  the
Commissioner  or any other  Governmental  Entity in  connection  with the  transactions  contemplated  in this  Agreement  will, at the respective  times such  documents  are filed or become  effective,  or with respect to the Proxy  Statement,  when mailed,  contain any untrue  statement of a material  fact, or omit to state any material  fact required to be stated  therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.37     Licenses and Permits.  Each of Bancorp,  Western and the Bancorp  Subsidiaries has all material  licenses and Permits that are
         --------------------
necessary  for the conduct of its  respective  business,  and such  licenses  and Permits are in full force and effect,  except for any failure  to be in full force and  effect  that would not,  individually  or in the  aggregate,  have a material  adverse  effect on the business,  financial  condition,  results of operations or prospects of Bancorp on a consolidated  basis.  The  respective  properties, assets,  operations,  and business of each of Bancorp,  Western and the Bancorp  Subsidiaries have been maintained and conducted in all material respects, in compliance with all applicable laws and regulations.

4.38     Insider  Loans,  Other  Transactions.  Bancorp has set forth on Schedule  4.38 with a listing,  current as of the date hereof,
         ------------------------------------                            --------------
of all  extensions  of credit  made by  Bancorp,  Western  and each of the Bancorp  Subsidiaries  to each of its  respective  executive officers and directors and their related  interests (all as defined under Federal  Reserve Board  Regulation O), all of which have been made in  compliance  with  Regulation O, and Section 23B under the Federal  Reserve Act which listing is true,  correct and complete in all material  respects.  Neither Bancorp,  Western nor any Bancorp  Subsidiary owes any amount to, or has any contract or lease with or commitment  to, any of the  present  executive  officers  or  directors  of Bancorp,  Western or Bancorp  Subsidiaries  (other than for compensation  for current  serving not yet done and payable,  reimbursement  of expenses  arising in the  ordinary  course of business, options or awards available under the Bancorp Stock Option Plan or any amount due pursuant to any Employee Plans.

4.39     SBA  Lending.  Western is a certified  preferred  lender with respect to the Small  Business  Administration  and  maintains a
         ------------
program for lending with the Small Business Administration.

4.40     Accuracy and Currentness of Information  Furnished.  The  representations and warranties made by Bancorp and Western hereby or
         --------------------------------------------------
in the lists or schedules  hereto  contain no  statements  of fact which are untrue or  misleading,  or omit to state any material fact which is  necessary  under the  circumstances  to prevent the  statements  contained  herein or in such lists or  schedules  from being misleading.  Bancorp and Western hereby  covenant that they shall,  not later than the 15th day of each calendar month between the date hereof and the Closing Date,  amend or supplement  the schedules  prepared and delivered  pursuant to this Article 4 to ensure that the information  set forth in such  schedules  accurately  reflects the  then-current  status of Bancorp and  Western.  Bancorp and Western shall  further amend or supplement  the schedules as of the Closing Date if necessary to reflect any  additional  changes in the status of Bancorp or  Western.

4.41     Effective Date of Representations  and Warranties.  Each  representation and warranty of Bancorp and Western set forth in this
         -------------------------------------------------
Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time of the Bank Merger.

                                                             Article 5

                                                 REPRESENTATIONS AND WARRANTIES OF CBB
                                                 -------------------------------------

                  CBB represents and warrants to Bancorp and Western as follows:

5.1      Incorporation,  Standing and Power.  CBB is a California  state  chartered bank duly organized,  validly  existing and in good
         ----------------------------------
standing  under the laws of the  State of  California  and is  authorized  by the DFI to  conduct a  general  banking  business.  CBB's deposits are insured by the FDIC in the manner and to the fullest  extent  provided by law. CBB has all requisite  corporate  power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

5.2      Financial  Statements.  CBB has  previously  furnished to Bancorp a copy of the  Financial  Statements  of CBB. The  Financial
         ---------------------
Statements  of CBB:  (a) present  fairly the  consolidated  financial  condition of CBB as of the  respective  dates  indicated and its consolidated  results of operations and statements of cash flows, as applicable,  for the respective  periods then ended,  subject,  in the case of the unaudited  consolidated  interim  financial  statements,  to normal  recurring  adjustments;  (b) have been prepared in accordance with generally accepted  accounting  principles and/or applicable  regulatory  accounting  principles or banking regulations consistently  applied  (except  as  otherwise  indicated  therein);  and (c) are  based  upon  the  books  and  records  of CBB and its subsidiaries.

5.3      Authority.  The  execution  and delivery by CBB of this  Agreement,  the  Agreement of Second Merger and the Agreement of Bank
         ---------
Merger  have been duly and  validly  authorized  by all  necessary  corporate  action on the part of CBB.  This  Agreement  is, and the
Agreement  of Second  Merger and the  Agreement  of Bank Merger will be, upon due  execution  and  delivery by the  respective  parties thereto,  valid and binding  obligations of CBB,  enforceable in accordance with their respective terms,  except as the  enforceability thereof may be limited by  bankruptcy,  liquidation,  receivership,  conservatorship,  insolvency,  moratorium  or other  similar  laws affecting the rights of creditors generally and by general equitable principles.

5.4      No Conflicts;  Defaults.  The execution,  delivery and performance of this  Agreement,  the Agreement of second Merger and the
         -----------------------
Agreement of Bank Merger by CBB, the  consummation  of the  transactions  contemplated  herein and compliance by CBB with any provision hereof will not (a) conflict with its Charter  Documents;  (b) except for the prior approval of the FRB, the Comptroller,  the FDIC and the  Commissioner,  require any Consents of CBB; or (c) subject to obtaining the Consents referred to in subsection (b) of this Section
5.4 and the expiration of any required waiting period, violate any Rules to which CBB is subject.

5.5      Accuracy of Information  Furnished.  None of the information  supplied or to be supplied by or on behalf of CBB ("CBB Supplied
         ----------------------------------
Information")  for inclusion in (a) the Proxy  Statement,  and (b) any other documents to be filed with the FRB, the  Comptroller,  the
FDIC, the Commissioner or any other  Governmental  Entity in connection with the  transactions  contemplated in this Agreement will, at the respective  times such documents are filed or become  effective,  or with respect to the Proxy  Statement when mailed,  contain any untrue  statement of a material  fact, or omit to state any material  fact required to be stated  therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.6      Authority  of Security  Acquisition.  The  execution  and  delivery by Security  Acquisition  of the  Agreement of Merger and,
         -----------------------------------
subject to the requisite approval of the shareholder of Security  Acquisition,  the consummation of the transactions  completed thereby will be duly and validly  authorized  by all  necessary  corporate  action on the part of Security  Acquisition,  and the  Agreement of
Merger  will be upon  execution  by the  parties  thereto a valid and  binding  obligation  of  Security  Acquisition,  enforceable  in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy,  insolvency,  moratorium or other similar laws affecting the rights of creditors  generally and by general  equitable  principles.  Except as set forth in Schedule 5.6,  neither
                                                                                                                 ------------
the execution and delivery by Security  Acquisition of the Agreement of Merger,  nor the consummation of the transactions  contemplated therein,  nor compliance by Security  Acquisition with any of the provisions  thereof will  (a) conflict  with or result in a breach of any provision of its Charter  Documents;  (b) except for approval by the shareholder of Security  Acquisition and the prior approval of the FRB, the Comptroller or the FDIC,  require any Consents;  (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Interim Bank; or (d) subject  to obtaining the Consents  referred to in subsection (b) of this Section 5.6, and the expiration of any waiting period, violate any Rules to which Interim Bank is subject.

5.7      CRA Standing.  To the best  knowledge of CBB,  CBB's  compliance  under the CRA should not  constitute  grounds for either the
         ------------
denial by any Governmental  Entity of any application to consummate the  transactions  contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application.

5.8      Regulatory  Approvals.  To the best  knowledge  of CBB,  CBB has no reason to believe  that it would not receive all  required
         ---------------------
approvals from any  Governmental  Entity of any application to consummate the transactions  contemplated by this Agreement  without the imposition of a materially burdensome condition in connection with the approval of any such application.

5.9      Accuracy  and  Correctness  of  Information  Furnished.  The  representations  and  warranties  made by CBB hereby  contain no
         ------------------------------------------------------
statements of fact which are untrue and misleading,  or omit to state any intended fact which is necessary under the  circumstances  to prevent the statement contained herein from being misleading.

5.10     Effective Date of Representations  and Warranties.  Each  representation and warranty of CBB set forth in this Agreement shall
         -------------------------------------------------
be deemed to be made on and as of the date hereof and as of the Effective Time of the Bank Merger.

                                                             Article 6

                                               COVENANTS OF BANCORP AND WESTERN PENDING
                                               ----------------------------------------
                                                     EFFECTIVE TIME OF THE MERGER
                                                     ----------------------------

                  Bancorp and Western covenant and agree with CBB as follows:

6.1      Limitation on Conduct  Prior to Effective  Time of the Merger.  Between the date hereof and the Effective  Time of the Merger,
         -------------------------------------------------------------
except as  contemplated  by this  Agreement and subject to  requirements  of law and  regulation,  Bancorp and Western agree to conduct their  respective  businesses (and to cause each of the Bancorp  Subsidiaries to conduct their  respective  businesses) in the ordinary course in substantially the manner  heretofore  conducted and in accordance with sound business and banking  practices,  and Bancorp or
Western shall not (and shall cause each of the Bancorp  Subsidiaries  to not),  without the prior written consent of CBB, which consent shall not be unreasonably withheld:

6.1.1    issue,  sell or grant any Bancorp Stock (except  pursuant to the exercise of Bancorp Options or Bancorp  Warrants  outstanding as of the date hereof), any other securities (including long-term debt) of Bancorp,  Western or any Bancorp Subsidiary,  or any rights, stock appreciation  rights,  options or securities to acquire any Bancorp Stock, or any other securities  (including long-term debt) of
Bancorp, Western or any of the Bancorp Subsidiaries;

6.1.2    declare,  set aside or pay any dividend or make any other  distribution  upon or split,  combine or  reclassify  any shares of capital stock or other securities of Bancorp, Western or any Bancorp Subsidiary;

6.1.3    except as required  pursuant to Section 2.7,  purchase,  redeem or otherwise  acquire any capital stock or other securities of
Bancorp,  Western or any Bancorp Subsidiary or any rights,  options,  or securities to acquire any capital stock or other securities of
Bancorp, Western or any Bancorp Subsidiary;

6.1.4    except as may be required to effect the transactions contemplated herein, amend their respective Charter Documents;

6.1.5    grant any general or uniform increase in the rate of pay of employees or employee  benefits,  except in the ordinary course of business consistent with past practice;

6.1.6    grant any  increase  in salary,  incentive  compensation  or employee  benefits  or pay any bonus to any Person  except in the ordinary course of business consistent with past practice,  and pursuant to any written contractual  obligations as of the date hereof, or voluntarily accelerate the vesting of any employee benefits, and except as provided in Article 12 of this Agreement;

6.1.7    make any capital  expenditure or commitments  with respect thereto in excess of $25,000 in the aggregate,  except for ordinary repairs, renewals and replacements;

6.1.8    compromise or otherwise  settle or adjust any  assertion or claim of a deficiency  in taxes (or interest  thereon or penalties in  connection  therewith),  extend  the  statute  of  limitations  with any tax  authority  or file any  pleading  in court in any tax litigation or any appeal from an asserted  deficiency,  or file or amend any federal,  foreign,  state or local tax return, or make any tax election;

6.1.9    grant,  renew or commit to grant or renew any extension of credit,  or purchase or commit to purchase any participation in any extension  of credit,  if such  extension  of credit,  together  with all other  credit  then  outstanding  to the same  Person and all
Affiliated  Persons,  would exceed the greater of $100,000  (consent  shall be deemed  granted if within three business days of written notice delivered to CBB's Chief Lending Officer, notice of objection is not received by Bancorp);

6.1.10   change its tax or  accounting  policies and  procedures  or any method or period of  accounting  unless  required by generally accepted accounting principles or a Governmental Entity;

6.1.11   grant or commit to grant any extension of credit or amend the terms of any such credit  outstanding  on the date hereof to any executive  officer,  director or holder of 10% or more of the  outstanding  Bancorp  Stock,  or any  Affiliate of such Person,  if such credit would exceed  $100,000  (consent  shall be deemed  granted if within three  business days of written  notice  delivered to CBB's
Chief Lending Officer, notice of objection is not received by Bancorp);

6.1.12   close any offices at which business is conducted or open any new offices;

6.1.13   adopt or enter  into any new  employment  agreement  or other  employee  benefit  plan or  arrangement  or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

6.1.14   initiate,  solicit or encourage (including by way of furnishing information or assistance),  or take any other action intended to facilitate,  any inquiries or the making of any proposal which constitutes,  or may reasonably be expected to lead to, any Competing
Transaction  (as such term is defined  below),  or negotiate  with any person in furtherance of such inquiries or to obtain a Competing
Transaction,  or agree to or endorse any  Competing  Transaction,  or  authorize  or permit any of  Bancorp's  or  Western's  officers, directors or employees or any investment  banker,  financial  advisor,  attorney,  accountant or any other  representative  retained by either of them or any of its Affiliates to take any such action,  and Bancorp shall promptly  notify CBB (orally and in writing) of all of the relevant  details  relating to all inquiries and proposals  which it may receive  relating to any of such matters.  For purposes of this Agreement,  "Competing  Transaction" shall mean any of the following involving Bancorp or Western:  any merger,  consolidation, share exchange or other business combination;  a sale, lease, exchange,  mortgage,  pledge,  transfer or other disposition of assets of
Bancorp or Western  representing  10% or more of the consolidated  assets of Bancorp or Western;  a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing,  or any agreement or instrument  evidencing,  the right to acquire capital stock),  representing 10% or more of the voting power of Bancorp or Western;  a tender offer or exchange offer for at least 10%
of the outstanding shares or Bancorp; a solicitation of proxies in opposition to approval of the Merger by Bancorp's  shareholders;  or a public  announcement of an unsolicited  bona fide proposal,  plan, or intention to do any of the foregoing.  Bancorp and Western will immediately  cease and cause to be terminated  any existing  activities,  discussions or  negotiations  with any party (other than CBB)
conducted  heretofore  with respect to the  foregoing.  Bancorp  agrees that it shall  notify CBB  immediately  if any such  inquiries, proposals or offers are received by, any such  information is requested from, or any such  negotiations or discussions are sought to be initiated or continued  with Bancorp and Western.  Bancorp also agrees that is shall  promptly  request each other  person,  other than
CBB, that has heretofore  executed a  confidentiality  agreement in connection with its  consideration of acquiring Bancorp or Western, to return all confidential  information  heretofore furnished to such person by or on behalf of Bancorp or Western and enforce any such confidentiality  agreements.  Notwithstanding  any other  provision in this Section  6.1.14 or  elsewhere  in this  Agreement,  nothing herein shall prevent  Bancorp or Western from (i) engaging in any  discussions or  negotiations  with, or providing any information to, any Person in response to an  unsolicited  bona fide written  proposal  concerning a Competing  Transaction  by any such Person or (ii)
recommending  such an unsolicited  bona fide written  proposal  concerning a Competing  Transaction to the holders of Bancorp Stock if, and only if, prior to  participating  in any of the  foregoing,  (A) the Board of  Directors  of Bancorp and Western  concludes in good faith that the Competing  Transaction,  if  consummated,  would result in a transaction  more favorable to the holders of Bancorp Stock than the  transaction  contemplated  by this  Agreement (any such more  favorable  transaction  being referred to herein as a "Superior
Proposal");  (B) the Board of  Directors of Bancorp and Western  determine in good faith based upon the advice of outside  counsel that participating  in any such action is necessary to act in a manner not  inconsistent  with their fiduciary  duties under applicable law;
and (C) at least  forty-eight  hours  prior to  providing  any  information  or data to any  Person or  entering  into  discussions  or negotiations  with any Person,  the Board of  Directors  of Bancorp and Western  notifies  CBB of such  inquiries,  proposals or offers received by, any such  information  requested from, or any such  discussions or  negotiations  sought to be initiated or continued with
Bancorp or Western.

6.1.15   make any  material  change in any basic  policies and  practices  with  respect to pricing of loans,  deposits  and  services, liquidity management and cash flow planning,  marketing,  deposit origination,  lending, budgeting, profit and tax planning,  personnel practices or any other material aspect of Bancorp's, Western's or any of the Bancorp Subsidiaries' business or operations;

6.1.16   grant any Person a power of attorney or similar authority;

6.1.17   make any  investment  by purchase  of stock or  securities  (including  an  Investment  Security),  contributions  to capital, property  transfers or otherwise in any other Person,  except for federal  funds or  obligations  of the United  States  Treasury or an agency of the United States  Government  the  obligations  of which are entitled to or implied to have the full faith and credit of the
United States  government and which have an original  maturity not in excess of one year, or bank qualified  investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

6.1.18   amend or modify any  Scheduled  Contract or enter into any  agreement  or contract  that would be a Scheduled  Contract  under
Section 4.10;

6.1.19   sell,  transfer,  mortgage,  encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices,  provided,  however,  Western may transfer any Western owned  automobiles to its
                                                        ------------------
employees or directors,  so long as Western accrues, as of the date of such transfer(s),  for the book value of such automobile(s) as a
Transaction Cost;

6.1.20   take any action which would or is reasonably  likely to (i) adversely  affect the ability of CBB, Bancorp or Western to obtain any necessary approval of any Governmental Entity required for the transactions  contemplated hereby;  (ii) adversely  affect Bancorp's ability to perform its covenants and agreements  under this  Agreement;  or (iii) result in any of the conditions to the performance of
CBB's or Bancorp's obligations hereunder, as set forth in Articles 9 or 10 herein not being satisfied;

6.1.21   make any special or extraordinary payments to any Person in an aggregate amount to that Person;

6.1.22   reclassify any Investment Security from hold-to-maturity or available for sale to trading;

6.1.23   sell any security other than in the ordinary course of business, or engage in gains trading;

6.1.24   take title to any real property without conducting prior thereto an environmental  investigation,  which  investigation  shall disclose the absence of any suspected environmental contamination;

6.1.25   take or cause to be taken any action  which  would  disqualify  either the Merger as a  qualified  stock  purchase  within the meaning of Section 338 of the Code,  the Second Merger or the Bank Merger as a tax free  liquidation  within the meaning of Section 332 of the Code;

6.1.26   settle any claim,  action or proceeding  involving any material  liability for monetary  damages or enter into any  settlement agreement containing material obligations;

6.1.27   make,  acquire a  participation  in, or reacquire an interest in a  participation  sold of, any loan that is not in compliance with its normal  credit  underwriting  standards,  policies and  procedures  as in effect on December 31,  2001;  or renew,  extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

6.1.28   incur any indebtedness for borrowed money or assume,  guaranty,  endorse or otherwise as an accommodation  become  responsible for the  obligations  of any other  person,  except for (i) in  connection  with banking  transactions  with  banking  customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

6.1.29   agree or make any commitment to take any actions prohibited by this Section 6.1.

6.2      Affirmative  Conduct  Prior to Effective  Time of the Merger.  Between the date hereof and the  Effective  Time of the Merger,
         ------------------------------------------------------------
Bancorp and Western shall (and shall cause each of the Bancorp Subsidiaries to):

6.2.1    use their  commercially  reasonable  efforts  consistent  with this  Agreement  to maintain  and  preserve  intact its present business  organization  and to maintain and preserve its  relationships  and goodwill with account  holders,  borrowers,  employees and others having business relationships with Bancorp, Western and each of the Bancorp Subsidiaries;

6.2.2    use their  commercially  reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Bancorp, Western and each of the Bancorp Subsidiaries;

6.2.3    use  their  commercially  reasonable  efforts  to  maintain  insurance  coverage  at least  equal to that now in effect on all properties for which it is responsible and on its business operations;

6.2.4    perform their contractual obligations and not become in default on any such obligations;

6.2.5    duly observe and conform in all respects to all lawful requirements applicable to their business;

6.2.6    maintain their assets and properties in good condition and repair, normal wear and tear excepted;

6.2.7    promptly upon learning of such information,  advise CBB in writing of any event or any other transaction  within its knowledge whereby any Person or Related  Group of Persons  acquires,  directly  or  indirectly,  record or  beneficial  ownership  or control (as defined in  Rule 13d-3  promulgated  by the SEC under the Exchange  Act) of 5% or more of the  outstanding  Bancorp  Stock prior to the record  date  fixed for the  Bancorp  Shareholders'  Meeting  or any  adjourned  meeting  thereof to  approve  this  Agreement  and the transactions contemplated herein;

6.2.8    promptly  notify CBB  regarding  receipt from any tax  authority of any  notification  of the  commencement  of an audit,  any request to extend the statute of limitations,  any statutory notice of deficiency,  any revenue agent's report,  any notice of proposed assessment,  or any other similar  notification  of potential  adjustments  to the tax  liabilities  of Bancorp,  Western or any of the
Bancorp  Subsidiaries on a consolidated basis, or any actual or threatened  collection  enforcement  activity by any tax authority with respect to tax liabilities of Bancorp, Western or any of the Bancorp Subsidiaries on a consolidated basis;

6.2.9    make  available to CBB monthly  unaudited  balance  sheets and income  statements of Bancorp within 25 days after the close of each calendar month;

6.2.10   use commercially reasonable efforts to obtain the Consent of any third-party with respect to any contract,  agreement,  lease, license,  arrangement,  permit or release that is material to the business of Bancorp,  Western or any of the Bancorp  Subsidiaries  or
that is contemplated in this Agreement as required in connection with the Merger, the Second Merger or the Bank Merger;

6.2.11   maintain an allowance for loan and lease losses  consistent  with  practices and  methodology  as in effect on the date of the execution of this Agreement;

6.2.12   use their respective  commercially  reasonable  efforts to take all actions or cause to be done, all things necessary,  proper or advisable  under  applicable  Rules to  consummate  the  transactions  contemplated  by this  Agreement  as promptly as  practicable including cooperation in the preparation of all applications identified in Section 7.2.

6.2.13   not later than the 10th day of each  calendar  month,  amend or  supplement  the  Bancorp  Schedules  prepared  and  delivered pursuant to Article 4 to ensure that the information set forth in the Bancorp  Schedules  accurately  reflects the then-current  status of Bancorp,  Western and the Bancorp  subsidiaries.  Bancorp shall further amend or supplement the Bancorp  Schedules as of the Closing
Date if necessary to reflect any additional information that needs to be included in the Bancorp Schedules.

6.3      Access to Information.
         ---------------------

6.3.1    Bancorp and Western will afford, upon reasonable request, to CBB and its  representatives,  counsel,  accountants,  agents and employees (collectively,  the "Representatives") access during normal business hours to all of their business, operations,  properties, books,  files and records and will do everything  reasonably  necessary to enable CBB and its  Representatives,  counsel,  accountants, agents and employees to make a complete examination of the financial statements,  business,  assets and properties of Bancorp,  Western and each of the Bancorp  Subsidiaries  and the condition  thereof and to update such  examination  at such  intervals as CBB shall deem appropriate.  Without  limiting  the  foregoing,  CBB and its  Representatives  shall have the right  (i) to  review all of  Bancorp's,
Western's and the Bancorp Subsidiaries'  properties,  books, records,  loans and leases,  operating reports,  audit reports,  operation instructions and procedures,  tax returns, tax settlement letters,  contracts and documents,  and all other information with respect to their respective business affairs,  financial condition,  assets and liabilities,  (ii) to make copies of such books, records and other documents and (iii) to  discuss its business  affairs,  condition  (financial and otherwise),  assets and  liabilities  with Bancorp's,
Western's  and each of the  Bancorp  Subsidiaries'  directors,  officers,  accountants  and  counsel,  as CBB  considers  necessary  or appropriate  for the  purposes  of  familiarizing  itself with the  business  and  operations  of Bancorp and  Western,  conducting  an evaluation of the assets and liabilities of Bancorp and Western,  determining whether to proceed with the transactions  contemplated by this  Agreement,  determining  the accuracy of the  representations  and  warranties  set forth in Article 4,  obtaining  any necessary orders,  consents or approvals of the  transactions  contemplated by this Agreement by any Governmental  Entity.  Any such review shall be  conducted  in  cooperation  with the  officers  of Bancorp  and Western  and in such a manner to  minimize  any  disruption  of, or interference  with,  the normal  business  operations of Bancorp and Western.  In addition,  Bancorp and Western will cause H B to make available to CBB and its  Representatives  such personnel,  work papers and other documentation of H B, relating to its work papers and its audits and examinations of the books and records of Bancorp,  Western and each of the Bancorp  Subsidiaries,  or the tax returns of
Bancorp as may be requested by CBB in connection with its review of the foregoing matters.

6.3.2    A  representative  of CBB,  selected by CBB in its sole  discretion,  shall be  authorized  and permitted to review each loan, lease,  or other credit funded or renewed by Bancorp,  Western or any Bancorp  Subsidiary  after the date hereof,  and all  information associated with such loan,  lease or other credit within three Business Days of such funding or renewal,  such review to take place, if possible, on Bancorp's premises.

6.3.3    A  representative  of CBB,  selected by CBB in its sole  discretion,  shall be  permitted by Bancorp and Western to attend all regular and special Board of Directors' and committee meetings of Bancorp,  Western and each of the Bancorp  Subsidiaries from the date hereof until the Effective Time of the Merger;  provided,  however,  that the attendance of such representative  shall not be permitted at any meeting,  or portion thereof,  for the purpose of discussing the transactions  contemplated or affected by this Agreement or the obligations of Bancorp and Western under this Agreement.

6.4      Filings.  Bancorp and Western  agree that through the  Effective  Time of the Merger,  each of  Bancorp's,  Western's  and the
         -------
Bancorp  Subsidiaries'  reports,  registrations,  statements and other filings  required to be filed with any  applicable  Governmental
Entity will comply in all material  respects with all the applicable  statutes,  rules and  regulations  enforced or promulgated by the
Governmental  Entity  with  which it will be filed and none will  contain  any untrue  statement  of  material  fact or omit to state a material fact required to be stated  therein or necessary to make the statements  therein,  in light of the  circumstances  under which they were made, not misleading.  Any financial  statement  contained in any such report,  registration,  statement or other filing that is intended to present the  financial  position of the entity to which it relates will fairly  present the  financial  position of such entity  and  will be  prepared  in  accordance  with  generally  accepted  accounting  principles  or  applicable  banking  regulations consistently  applied during the periods involved,  except where any misstatement or omission would not make the statements therein, in light of the circumstances under which they were made, misleading.

6.5      Notices;  Reports.  Bancorp and Western will promptly notify CBB of any event of which either of them obtains  knowledge which
         -----------------
has had or may reasonably be expected to have a material adverse effect on the business,  financial  condition,  results of operations, or prospects of Bancorp,  Western or any of the Bancorp  Subsidiaries,  or in the event that Bancorp or Western  determines  that it is unable to fulfill any of the conditions to the  performance of CBB's  obligations  hereunder,  as set forth in Articles 9 or 11 herein.
Bancorp and Western will promptly notify CBB of any notice by any  Governmental  Entity of the initiation of any enforcement  action or civil money  penalty  against  Bancorp,  Western or any Bancorp  Subsidiary  or any  adverse  change in the CRA rating of Western  that materially and adversely  affects the ability of Bancorp or Western to consummate the transactions  contemplated  herein.  Bancorp will furnish  CBB (i) as soon as  available,  and in any event  within  one  Business  Day after it is mailed or  delivered  to the Board of
Directors of Bancorp,  Western or the Bancorp  Subsidiaries or committees  thereof,  any report by Bancorp or Western for submission to the Board of Directors of Bancorp,  Western or the Bancorp  Subsidiaries or committees thereof,  provided,  however,  that Bancorp need not furnish to CBB  communications  of Bancorp's legal counsel  regarding  Bancorp's rights and obligations under this Agreement or the transactions  contemplated  hereby,  or books,  records and documents  covered by  confidentiality  agreements  or the  attorney-client privilege, or which are attorneys' work product, (ii) as soon as available,  all proxy statements,  information  statements,  financial statements,  reports,  letters and communications sent by Bancorp to its shareholders or other security holders,  and all reports filed by Bancorp,  Western or any of the Bancorp  Subsidiaries with the FRB, the FDIC, the OCC, the DFI or any Governmental Entity, and (iii)
such other  existing  reports as CBB may  reasonably  request  relating to Bancorp,  Western or the Bancorp  Subsidiaries.  Each of the
financial  statements  delivered  pursuant to subsection  (ii) of this Section 6.5 shall (i) be prepared in accordance  with  generally accepted  accounting  principles  on a basis  consistent  with that of the audited  Financial  Statements  of  Bancorp;  (ii) set forth adequate  reserves for loan losses and other  contingencies;  and (iii) be accompanied by a certificate of the Chief Financial  Officer of Bancorp to the effect that such financial  statements  fairly  present the financial  condition and results of operations of Bancorp for the periods  covered,  and reflect all  adjustments  (which  consist only of normal  recurring  adjustments)  necessary  for a fair presentation  thereof.  Bancorp and Western agree that through the Effective  Time of the Merger,  each of its  respective  filings and the filings of each of the  Subsidiaries;  (i) will  comply in all material  respects with all of the Rules  enforced or promulgated by the  Governmental  Entity with which it will be filed;  and  (ii) will  not contain any untrue  statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances  under which they are made,  not  misleading.  Any  financial  statement  contained  in any of such  filings  that is  intended to present the financial  position of the entity to which it relates will fairly  present the  financial  position of such entity and will be prepared in accordance with generally accepted accounting principles or banking regulations consistently applied during the period involved.

6.6      Bancorp  Shareholders'  Meeting.  Promptly  after the  execution  of this  Agreement,  Bancorp  will take action  necessary in
         -------------------------------
accordance with applicable law and its Articles of  Incorporation  and Bylaws to convene a meeting of its  shareholders to consider and vote upon this Agreement and the transactions  contemplated  hereby so as to permit the  consummation of the transactions  contemplated hereby.  The Board of Directors of Bancorp  shall,  subject to its  fiduciary  duties,  recommend  that its  shareholders  approve this
Agreement and the transactions  contemplated  hereby, and the Board of Directors of Bancorp shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible  percentage of the outstanding  Bancorp Stock to approve this Agreement and the transactions contemplated hereby.

6.7      Certain Loans and Other  Extensions of Credit.  Bancorp will promptly  inform CBB of the amounts and  categories of any loans,
         ---------------------------------------------
leases or other  extensions of credit that have been classified by any  Governmental  Entity or by any unit of Bancorp,  Western or any of the Bancorp Subsidiaries or by any other Person as "Criticized,"  "Specially  Mentioned,"  "Substandard,"  "Doubtful," "Loss" or any
comparable  classification  ("Classified  Credits").  Bancorp  will  furnish  CBB, as soon as  practicable,  and in any event  within 5
Business Days after the end of each calendar month, schedules including the following:

(a)      classified credits, showing with respect to each such credit the classification category, credit type and office;

(b)       nonaccrual credits, showing with respect to each such credit the credit type and office;

(c)       accrual  exception  credits that are delinquent 90 or more days and have not been placed on nonaccrual  status,  showing with respect to each such credit the credit type and office;

(d)      delinquent  credits,  showing with respect to each such credit the credit type,  office and an aging schedule broken down into
30-59, 60-89, 90-119 and 120+ day categories;

(e)       loan and lease participations, stating, with respect to each, whether it was purchased or sold,  and the loan or lease type;

(f)       loans or leases  (including any  commitments)  by Bancorp,  Western or any Bancorp  Subsidiary to any director,  officer,  or employee of Bancorp,  Western or any Bancorp  Subsidiary,  or any shareholder  holding 5% or more of the Bancorp Stock,  including with respect to each such loan or lease,  the identity  and, to the best  knowledge of Bancorp and Western,  the relation of the borrower to one of the foregoing entities, the loan or lease type and the outstanding and undrawn amounts;

(g)       letters of credit, showing with respect to each letter of credit the credit type and office;

(h)       loans or leases charged off during the previous month,  showing with respect to each such loan or lease,  the credit type and office;

(i)       loans or leases written down during the previous  month,  including with respect to each such loan or lease,  the credit type and office;

(j)       other real estate or assets owned, stating with respect to each its credit type;

(k)       a  reconciliation  of the  allowance  for loan and lease  losses,  identifying  specifically  the amount  and  sources of all additions and reductions to the allowance  (which may be by reference to specific  portions of another schedule  furnished  pursuant to this Section 6.7 and, in the case of  unallocated  adjustments,  shall  disclose the  methodology  and  calculations  through which the amount of such adjustment was determined);

(l)       extensions  of credit  originated  on or after the date of the  schedule  previously  provided to CBB (or, if it is the first such schedule,  the date of this  Agreement) and before the date of the schedule in which  reported,  showing with respect to each, the credit type and the office; and

(m)       renewals or extensions of maturity of  outstanding  extensions of credit,  showing with respect to each,  the credit type and the office.

6.8      Applications.  Subject to  Section 7.2,  Bancorp will  promptly  prepare or cause to be prepared the Proxy  Statement  and any
         ------------
other  applications  CBB deems  necessary  to  consummate  the  transactions  contemplated  hereby,  and further  agrees to provide any information  requested by CBB for the preparation of any  applications  necessary to consummate the transactions  contemplated  hereby.
Bancorp  shall  afford CBB a  reasonable  opportunity  to review the  portions of the Proxy  Statement  pertaining  to CBB and all such applications  and all amendments and supplements  thereto before the filing thereof.  Bancorp and Western covenant and agree that, with respect to the  information  relating  to Bancorp or  Western,  the Proxy  Statement  will  comply in all  material  respects  with the provisions  of applicable  law, and will not contain any untrue  statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements  contained therein,  in light of the circumstances under which they were made, not  misleading.  Bancorp and Western will use their  commercially  reasonable  efforts to obtain all regulatory  approvals or consents necessary to effect the Merger, the Second Merger and the Bank Merger and the transactions contemplated herein.

6.9      Cash  Payment for Stock  Options and  Warrants;  Termination  of Bancorp  Option  Plans.  Prior to the  Effective  Time of the
         ---------------------------------------------------------------------------------------
Merger,  Bancorp  shall (a) use its best  efforts to cause  each  holder of  Bancorp  Options  and  Bancorp  Warrants  to enter into an agreement  providing for the  cancellation of such options and warrants  immediately  prior to the Effective Time of the Merger and (b)
take all actions  necessary to terminate the Bancorp Option Plans,  the Bancorp Options and the Bancorp  Warrants,  such termination to be effective at the Effective Time of the Merger.  Each holder of such canceled Option or Warrant shall  acknowledge  that upon payment of such amount, no further liability shall accrue to Bancorp or any successor thereto.

6.10     Second Merger and Bank Merger.  Bancorp and Western shall, at the request of CBB,  (i) take all necessary  corporate and other
         -----------------------------
action, to adopt and approve the Second Merger and the Bank Merger,  (ii) execute,  deliver,  and, where appropriate,  file any and all documents  necessary or desirable to permit the Second Merger and the Bank Merger immediately  following the Merger, and (iii) take and cause to be taken any other action to permit the  consummation  of  transactions  contemplated in connection with the Second Merger and the Bank Merger.  Neither  Bancorp nor Western  shall take,  or cause any of the Bancorp  Subsidiaries  to take,  any action that would prevent such performance.

6.11     Any Bancorp  Subsidiary.  At the request of CBB,  Bancorp shall promptly take any other action  necessary to merge any Bancorp
         -----------------------
Subsidiary  into Western or Bancorp,  dissolve any Bancorp  Subsidiary as a corporation  or spin-off of such Bancorp  Subsidiary to the shareholders of Bancorp, on terms satisfactory to CBB.

6.12     Disposition of Employee  Benefit Plans.  Except as otherwise  contemplated by this  Agreement,  Bancorp and Western shall take
         --------------------------------------
all actions  necessary to cause,  on or before the Closing Date and on terms  reasonably  acceptable to CBB, (i) the termination of all of its Plans,  including,  but not limited to, the Bancorp  401(k) and Employee  Stock  Ownership Plan and (ii) payment of all benefits payable under such Plans..

6.13     Pre-Closing  Adjustments.  In addition to the adjustments  otherwise  required by this  Agreement,  at or before the Effective
         ------------------------
Time of the Merger,  Bancorp and Western shall make such additional accounting entries or adjustments,  including charge-offs of loans, as CBB shall direct in order to implement its plans  following  the closing or to reflect  expenses and costs related to the Merger and the Bank  Merger;  provided,  however,  (a) Bancorp and Western  shall not be required to take such  additional  actions  more than one business day prior to the Merger or prior to the time CBB agrees in writing that all of the  conditions to its  obligations to close as set forth in Article 11 have been  satisfied or waived and (b) based upon  consultation  with counsel and  accountants  for Bancorp and
Western,  no such additional  adjustment shall (i) require any filing with any Governmental  Entity or (ii) violate any Rule applicable to Bancorp or Western.  The recording of any such  additional  adjustment  shall not be deemed to imply any  misstatement of previously furnished financial statements or information.

6.14     Disposition  of Assets.  At least thirty (30) Business Days prior to the  Determination  Date,  Bancorp and Western shall have
         ----------------------
used their  respective  best  efforts to have  entered  into (or to cause  WSMC,  WSCDC and SP to have  entered  into),  in good faith, agreements (the "Asset Sale  Agreements") for the sale of the assets and liabilities of WSMC,  WSCDC and SP (the  "Unretained  Assets")
whether by asset  purchase,  merger,  consolidation  or stock sale, such that all of the assets and liabilities of such companies shall be sold to a third  party(ies)  prior to the Effective Time of the Merger.  Such agreements  shall be in form and substance  reasonably acceptable to CBB.

6.15     Prepayment  of Notes.  Prior to the  Effective  Time of the  Merger,  Bancorp  shall use its best  efforts to  satisfy  all of
         --------------------
Bancorp's  obligations under the Notes and to terminate the Note Agreements and any and all Encumbrances securing Bancorp's obligations under the Notes,  including,  but not  limited to,  Encumbrances  on the capital  stock of Western.  In the event  Bancorp is unable to satisfy its  obligations  under the Notes,  Bancorp  shall use its best efforts to do all things  necessary  and proper so that CBB can satisfy all of Bancorp's  obligations under the Notes upon the Effective Time of the Merger,  including,  but not limited to, providing all requisite  notices under the terms of the Note  Agreements,  arranging for the release of all Encumbrances on the assets of Bancorp securing the Notes upon  satisfaction  of Bancorp's  obligations  under the Notes and  preparation  of all requisite  certificates  and documents under the Note Agreements to terminate such agreements on the Closing Date.

6.16     Salary  Continuation  Agreements.  Prior to the Effective Time of the Merger,  Western shall use its best efforts to amend the
         --------------------------------
Salary Continuation  Agreements (the "Salary Continuation  Agreements")  between Western and each of Joseph Demieri,  Jerome E. Farley,
John Bell, Edward Mylett  (collectively,  the "Current Executives") and William J. Brosnan (Brosnan,  with the Current Executives,  the
"Named  Executives"),  a list of which is set forth on Schedule  6.16 hereto,  to provide that upon  consummation  of the  transactions
                                                       --------------
contemplated  hereby,  each of the Named  Executives (or their spouses or estates,  in the event of death of the Named Executive) shall be entitled to receive  the  following  respective  amounts  payable on the last day of every month for a period of one hundred  eighty
(180) months following the Effective Time of the Merger: Messrs. Bell, $10,000;  Farley,  $14,000;  Mylett, $11,500;  Demieri,  $10,000
and  Brosnan,  $6,666.67 in lieu of all other  payments and benefits  otherwise  contemplated  by the Salary  Continuation  Agreements;
provided,  however,  that the amendment to the Salary Continuation  Agreement for Mr. Mylett shall provide that the payments Mr. Mylett
------------------
is entitled to pursuant to this Section shall not commence  until Mr.  Mylett  reaches the age of 55. The  amendments  shall be in such form as is reasonably acceptable to CBB.

6.17     Employment  Agreements.  Prior to the  Effective  Time of the  Merger,  Western  shall  use its  best  efforts  to  amend  the
         ----------------------
employment  agreements (the "Employment  Agreements") between Western and each of the Current Executives,  a list of which is set forth on Schedule 6.17 hereto to provide that upon consummation of the Merger,  each of the Current  Executives' shall be entitled to receive
   -------------
the onetime  severance  benefit  contemplated by the Letter Agreement  referred to in Article XII hereof, in lieu of all other payments and benefits otherwise contemplated by the Employment  Agreements.  The amendments shall be in such form as is reasonably acceptable to
CBB.

6.18     Lease for Branch.  Prior to the Effective Time of the Merger,  Bancorp and Western shall use their  respective best efforts to
         ----------------
have the Person who shall become the owner of the building  located at 4100 West Alameda  Avenue,  Burbank,  California  91505 upon the sale of SP, enter into a lease with CBB for such  location,  effective as of the  Effective  Time of the Bank Merger,  for a term of no less than ten (10) years  with two  options to renew said lease for an  additional  five (5) years  each,  and on such other  terms and conditions as are satisfactory to CBB in its sole discretion.

6.19     Insurance  Coverage.  Prior to the  Effective  Time of the Bank  Merger,  Bancorp  and Western  shall use its best  efforts to
         -------------------
obtain directors' and officers' liability insurance policies (the "Tail Insurance Coverage")  covering,  for a period of five (5) years following  the Effective  Time of the Bank Merger,  the Covered  Persons and any persons who become  Covered  Persons  between the date hereof and the Effective  Time of the Bank Merger.  Such  policy(ies)  shall cover acts or omissions  occurring  prior to the Effective
Time of the Bank Merger,  and shall be no less protective in terms of coverage or limitations than that now possessed by Bancorp,  Bank and the Bancorp Subsidiaries.  Such coverage shall include, but not be limited to, acts relating to this Agreement.

6.20     Subordinated  Notes.  At or prior to the Effective  Time of the Merger,  Bancorp shall use its best efforts to amend the notes
         -------------------
identified  on  Schedule  4.23 (the  "Subordinated  Notes") to provide  that such notes can be  prepaid by  Bancorp,  or any  successor
                --------------
thereto, without penalty or additional expense at any time at or following the Effective Time of the Merger.

                                                               Article 7

                                         COVENANTS OF CBB PENDING EFFECTIVE TIME OF THE MERGER
                                         -----------------------------------------------------

                  CBB covenants and agrees with Bancorp and Western as follows:

7.1      Limitation on Conduct  Prior to Effective  Time of the Merger.  Between the date hereof and the Effective  Time of the Merger,
         -------------------------------------------------------------
except as contemplated by this Agreement and subject to requirements  of law and regulation  generally  applicable to California  state banks,  CBB shall not,  without the prior written  consent of Bancorp and Western,  which consent shall not be  unreasonably  withheld, take any action which would or is reasonably  likely to  (i) adversely  affect the ability of CBB to obtain any necessary  approvals of any  Governmental  Entity  required for the  transactions  contemplated  hereby;  (ii) adversely  affect  CBB's  ability to perform its covenants and  agreements  under this  Agreement;  or  (iii) result  in any of the conditions to the  performance of CBB's  obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied.

7.2      Applications.  CBB will  promptly  prepare and file or cause to be prepared and filed (i) an  application  for approval of the
         ------------
Merger with the FDIC,  FRB and the DFI;  (ii) an  application  for  approval of the Second  Merger with the FDIC,  the FRB and the DFI;
(iii) an  application  for  approval  of the Bank  Merger  with the FDIC and the DFI;  and (iv) any  other  applications  necessary  to consummate the transactions  contemplated hereby. CBB will use its commercially  reasonable efforts to obtain all Consents necessary to effect the Merger, the Second Merger and the Bank Merger.

7.3      Notices;  Reports.  CBB will promptly  notify  Bancorp of any event of which CBB obtains  knowledge  which may  materially and
         -----------------
adversely affect the ability of CBB to consummate the transactions contemplated herein.

7.4      Organization of Security  Acquisition.  CBB will promptly organize Security  Acquisition as a California  corporation pursuant
         -------------------------------------
to the CGCL, appoint its directors and officers thereof and cause it to enter into the Agreement of Merger.

7.5      Regulatory  Proceedings  Regarding CBB. CBB will promptly notify Bancorp and Western of any notice by any Governmental  Entity
         --------------------------------------
or the  initiation of any  enforcement  action or civil money penalty action against CBB or any adverse change in the CRA rating of CBB that materially and adversely affects the ability of CBB to consummate the transactions contemplated herein.

                                                               Article 8

                                                         ADDITIONAL COVENANTS
                                                         --------------------

                  The parties hereto hereby mutually covenant and agree with each other as follows:

8.1      Best Efforts.  Subject to the terms and conditions of this  Agreement,  each party will use its best efforts to take, or cause
         ------------
to be taken,  all  actions  and to do, or cause to be done,  all  things  necessary,  proper or  advisable  under  applicable  laws and regulations  to  consummate  the  transactions  contemplated  by this  Agreement as promptly as  practical,  including  cooperation  in preparation of the  Applications  identified in Section 6.8 and 7.2 of this Agreement.  Each party will use its best efforts to resolve and correct  all  typographical  or other  administrative  errors  which may arise in or  relating  to this  Agreement  or in the other documents prepared or executed in connection herewith.
8.2      Public  Announcements.  No press  release or other  public  disclosure  of matters  related  to this  Agreement  or any of the
         ---------------------
transactions  contemplated  hereby shall be made by CBB, Bancorp,  Western or any of their  Affiliates,  unless the other Parties shall have  provided  their prior  consent to the form and  substance  thereof;  provided,  however,  that nothing  herein shall be deemed to
                                                                           --------   -------
prohibit any Party  hereto,  following  notice to the other Party,  from making any  disclosure  which its counsel  deems  necessary or advisable in order to fulfill such Party's disclosure obligations imposed by law.

8.3      Environmental  Assessment and  Remediation.  CBB may cause to be prepared at CBB's sole cost and expense within 60 days of the
         ------------------------------------------
date of this  Agreement  one or more phase I  environmental  investigations  with  respect to the Real  Property set forth on Schedule
                                                                                                                              ---------
4.11.  In the event any such phase I  environmental  investigation  report,  or any such  report  which  Bancorp or Western has already obtained on any of the Real  Property  set forth on Schedule  4.11,  discloses  facts which,  in the sole  discretion  of CBB,  warrant
                                                    --------------
further  investigation,  CBB shall provide written notice to Bancorp,  and Bancorp shall be required to cause to be completed within 30 days of such written notice,  at the sole cost and expense of CBB, a phase II  environmental  investigation  and report with respect to such property.  The  consultant  engaged by Bancorp to conduct such  investigation  and provide such report shall be acceptable to CBB.
CBB shall have 10 days from the receipt of such  investigation  report to object  thereto,  which objection shall be by written notice.
In the event of any such  objection,  CBB shall  engage an  environmental  consultant  satisfactory  to  Bancorp  who shall  provide an estimate of the cost of taking any remedial action  recommended or suggested in such phase II environmental  investigation  report,  or which is required by law, or which is determined to be prudent by CBB, in its sole  discretion,  and, unless the estimated cost of such
Remediation for which an independent  third-party  consultant,  jointly selected by Bancorp and CBB, would determine Bancorp or Western would be  responsible  for paying is in excess of $100,000  (and  written  notice  thereof  provided by Bancorp to CBB)  Bancorp  shall immediately  commence  such  Remediation,  all at the sole cost and  expense of  Bancorp.  In the event such  environmental  consultant determines that the estimated cost of such  remediation for which an independent  third party  consultant,  jointly selected by Bancorp and CBB would  determine  Bancorp or Western  would be  responsible  for paying is in excess of  $100,000,  CBB shall have the right to terminate the Agreement pursuant to Section 13.1.11 hereof before the expiration of 20 days from the date of such written notice.

                  CBB  agrees to keep  confidential  and not to  disclose  any  nonpublic  information  obtained  in the course of such environmental  investigation  relating to  environmental  contamination  or suspected  contamination  of any property on Schedule 4.11,
                                                                                                                         -------------
except as required by law.

                                                             Article 9

                                                  CONDITIONS PRECEDENT TO THE MERGER
                                                  ----------------------------------

                  The obligations of each of the Parties hereto to consummate the transactions  contemplated  herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

9.1      Shareholder  Approval.  The Agreement and the transactions  contemplated hereby shall have received all requisite approvals of
         ---------------------
the shareholders of Bancorp, Western and Security Acquisition.

9.2      No Judgments or Orders.  No Rule shall be outstanding or threatened by any  Governmental  Entity which  prohibits or restricts
         ----------------------
the  effectuation of, or threatens to invalidate or set aside,  the Merger,  the Second Merger or the Bank Merger  substantially in the form  contemplated by this  Agreement,  unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto an opinion that such Rule is without merit.

9.3      Regulatory  Approvals.  To the extent required by applicable law or regulation,  all approvals or consents of any Governmental
         ---------------------
Entity,  including,  without  limitation,  those of the FRB, the OCC, the FDIC and the DFI shall have been  obtained or granted for the
Merger,  the Second Merger and the Bank Merger and the  transactions  contemplated  hereby and the applicable  waiting period under all
Rules shall have expired.  All other statutory or regulatory  requirements for the valid  completion of the  transactions  contemplated hereby shall have been satisfied.

                                                              Article 10

                                    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANCORP AND WESTERN
                                    --------------------------------------------------------------

                  All of the  obligations  of  Bancorp  to  effect  the  transactions  contemplated  hereby  shall  be  subject  to the satisfaction,  on or before the  Closing  Date,  of the  following  conditions,  any of which may be waived in  writing by Bancorp  and
Western:

10.1     Legal  Opinion.  Bancorp and  Western  shall have  received  the opinion of Manatt,  Phelps   Phillips,  LLP,  dated as of the
         --------------
Closing Date, substantially in the Form of Exhibit F.
                                           ---------

10.2     Representations  and  Warranties;  Performance of Covenants.  All the covenants,  terms and conditions of this Agreement to be
         -----------------------------------------------------------
complied  with and  performed  by CBB on or before the  Closing  Date shall  have been  complied  with and  performed  in all  material respects.  Each of the  representations  and  warranties  of CBB  contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly  includes a standard of materiality,  such statement  shall  be true and  correct  in all  respects)  on and as of the date of this  Agreement  and  (except  to the  extent  such representations  and warranties speak as of an earlier date or for changes  expressly  contemplated by this Agreement) on and as of the
Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

10.3     Authorization  of Merger.  All actions  necessary to authorize the execution,  delivery and  performance of this Agreement and
         ------------------------
the Agreement of Merger by CBB and Security  Acquisition  and the  consummation  of the  transactions  contemplated  hereby and thereby shall have been duly and validly taken by the Board of Directors of CBB and Security  Acquisition,  as required by applicable  law, and
Security Acquisition shall have full power and right to merge pursuant to the Agreement of Merger.

10.4     Officers'  Certificate.  There shall have been  delivered to Bancorp on the Closing Date a  certificate  executed by the Chief
         ----------------------
Executive  Officer and the Chief  Financial  Officer of CBB  certifying,  to the best of their  knowledge,  compliance  with all of the provisions of Sections 10.2 and 10.3.

                                                             Article 11

                                              CONDITIONS PRECEDENT TO OBLIGATIONS OF CBB
                                              ------------------------------------------

                  All of the obligations of CBB to effect the transactions  contemplated  hereby shall be subject to the  satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by CBB:

11.1     Legal Opinion. CBB shall have received the opinion of Horgan,  Rosen,  Beckham   Cohen,  attorneys for Bancorp and Western, or
         -------------
such other counsel reasonably acceptable to CBB, dated as of the Closing Date, substantially in the form of Exhibit G.
                                                                                                            ---------

11.2     Representations  and  Warranties;  Performance of Covenants.  All the covenants,  terms and conditions of this Agreement to be
         -----------------------------------------------------------
complied  with and  performed by Bancorp and Western at or before the Closing Date shall have been  complied  with and performed in all material  respects.  Each of the  representations  and warranties of Bancorp and Western  contained in Article 4 hereof shall have been true and correct in all  material  respects  (except that where any  statement in a  representation  or warranty  expressly  includes a standard  of  materiality,  such  statement  shall be true and correct in all  respects)  on and as of the date of this  Agreement  and
(except to the extent such  representations  and warranties speak as of an earlier date or for changes  expressly  contemplated by this
Agreement) on and as of the Closing Date,  with the same effect as though such  representations  and warranties had been made on and as of the Closing Date. It is  understood  and  acknowledged  that the  representations  being made on and as of the Closing Date shall be made without giving effect to any update with respect to the Bancorp Schedules in accordance with Section 6.2.13.

11.3     Authorization of Mergers.  All actions necessary to authorize the execution,  delivery and performance of this Agreement,  the
         ------------------------
Agreement  of  Merger  and the  Agreement  of Second  Merger by  Bancorp  and of the  Agreement  of Bank  Merger  by  Western,  and the
consummation of the transactions  contemplated  hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of Bancorp and Western,  as appropriate,  and Bancorp and Western shall have full power and right to merge pursuant to the
Agreement of Merger, the Agreement of Second Merger and the Agreement of Bank Merger, respectively.

11.4     Regulatory  Approvals  and Related  Conditions.  Any and all  Consents  of any  Governmental  Entity  which are  necessary  to
         ----------------------------------------------
consummate  the Merger,  the Second  Merger,  the Bank Merger or any other  transactions  contemplated  hereby  shall have been granted without the imposition of any condition  which CBB deems, in its sole and absolute  opinion,  to materially  adversely  affect it or be materially burdensome.

11.5     Third-Party  Consents.  Bancorp,  Western and each Bancorp  Subsidiary  shall have  obtained all Consents of other  parties to
         ---------------------
their respective mortgages, notes, leases, franchises,  agreements,  licenses and permits as may be necessary to permit the Merger, the
Second Merger and the Bank Merger and the transactions  contemplated herein to be consummated without a default,  acceleration,  breach or loss of rights or benefits thereunder.

11.6     Absence of Certain  Changes.  Between the date of this  Agreement and the Effective  Time of the Merger,  there shall not have
         ---------------------------
occurred any event that has had or could reasonably be expected to have,  individually,  or in the aggregate, a material adverse effect on the business,  financial  condition,  results of operations or prospects of Bancorp or Western whether or not such event,  change or effect is reflected in the Bancorp Lists as amended or supplemented after the date of this Agreement.

11.7     Shareholder's  Agreements.  Concurrently  with the  execution of this  Agreement,  each  director of Bancorp and Western shall
         -------------------------
have executed and delivered to CBB agreements substantially in the form of Exhibit E hereto.
                                                                           ---------

11.8     Agreements  Not to Compete.  Concurrently  with the  execution of this  Agreement,  each director of Bancorp and Western shall
         --------------------------
have executed and delivered to CBB agreements  substantially in the form of Exhibit D hereto;  provided,  however,  Edward Mylett shall
                                                                            ---------
have executed and delivered to CBB an agreement substantially in the form of Exhibit E-1.

11.9     Employee  Benefit  Plans;  Salary  Continuation  Agreements and Employment  Agreements.  CBB shall have received  satisfactory
         --------------------------------------------------------------------------------------
evidence  that  Bancorp has  cooperated  with CBB with  respect to the Plans and has  terminated  such Plans that CBB has  requested be terminated, including, but not limited to, the Bancorp 401(k) and Employee Stock Ownership Plan.

11.10    Salary  Continuation  Agreements  and  Employment  Agreements.  CBB shall have received  satisfactory  evidence that effective
         -------------------------------------------------------------
immediately prior to the Effective Time of the Merger,  the Salary  Continuation  Agreements between Western and the Current Executives shall have been amended in accordance with Section 6.16 to provide that upon  consummation  of the  transactions  contemplated  hereby, each of the  Current  Executives  (or their  spouses or estates)  shall be entitled to receive,  each month for a period of one hundred eighty (180) months  following  the Merger the amounts  specified in Section 6.16.  In addition,  CBB shall have received  satisfactory evidence that each of the Employment  Agreements  between  Western and the Current  Executives has been amended to provide that each of the Current  Executives shall be entitled to receive the onetime severance benefit provided for in the Letter Agreement  referred to in
Article XII hereof, in lieu of all other payments and benefits otherwise contemplated by the Employment Agreements.

11.11    Stock Options and Warrants.  CBB shall have received  satisfactory  evidence that all Bancorp  Warrants,  Bancorp  Options and
         --------------------------
the Bancorp Stock Option Plans have been cancelled and terminated on terms and conditions satisfactory to CBB.

11.12    Dissenting  Shares.  The number of shares of Bancorp Stock for which demand is made to be Bancorp Perfected  Dissenting Shares
         ------------------
shall not exceed five  percent  (5%) of the  outstanding  Bancorp  Stock as of the record date for the Bancorp  shareholder  meeting or record date of any consent solicitation for purposes of obtaining the approval of the Bancorp shareholders for the Merger.

11.13    Resignations.  CBB shall have  received  evidence  satisfactory  to it that all  directors and officers of Bancorp and Western
         ------------
and all directors and officers of each Bancorp  Subsidiary  have tendered their  resignations  to be effective at the Effective Time of the Merger.

11.14    Disposition of Assets.  CBB shall have received  evidence  satisfactory to it that the assets and  liabilities of WSMC,  WSCDC
         ---------------------
and SP have been sold pursuant to the agreements identified Section 6.14.

11.15    Aggregate  Purchase  Price  Certificate.  CBB shall have  received the Aggregate  Purchase  Price  Certificate  as provided in
         ---------------------------------------
Section 2.4, and the matters contained therein shall have been agreed to by CBB.

11.16    Loan Loss  Reserve.  Bancorp  shall have in effect on the  Determination  Date an  allowance  for loan and lease  losses in an
         ------------------
amount not less than the greater of the amount  determined  by the method  customarily  used by Bancorp  and 2.5% of total  outstanding loans of Bancorp on a consolidated basis.

11.17    Deposits and Loans.  On the  Determination  Date,  total  average  deposits of Bancorp on a  consolidated  basis for the three
         ------------------
months preceding the Determination  Date and the total average loans of Bancorp on a consolidated  basis for the three months preceding the Determination Date, shall not be less than $115 million and $85.0 million, respectively.

11.18    Tax  Opinion.  CBB shall have  received  an opinion  from  Manatt,  Phelps    Phillips,  LLP to the effect that (i) the Merger
         ------------
constitutes a qualified  stock  purchase  under  Section 338  of the Code,  (ii) the Second Merger  qualifies as a tax free  subsidiary liquidation  under Section 332 of the Code;  (iii) the Bank Merger qualifies as a tax free subsidiary  liquidation  under the Code; and
(iv) the  Merger,  the Second  Merger and the Bank  Merger will not result in the  recognition  of gain or loss for federal  income tax purposes by CBB, Bancorp or Western.

11.19    Expense Report. At least five Business Days prior to the Determination  Date, all attorneys,  accountants,  investment bankers
         --------------
and other  advisors and agents for Bancorp and Western shall have  submitted to Bancorp and Western  (with a copy to CBB)  estimates of their fees and expenses for all services  rendered in any respect in connections  with the transactions  contemplated  hereby and their reasonable  estimates  of the amounts of their fees and  expenses  they expect to incur prior to the Closing  Date.  Bancorp  shall use such estimates in its  determination of the Transaction  Costs.  Prior to the Closing Date (i) such advisors shall have submitted their final bills for such fees and  expenses to Bancorp and Western for services  rendered  with a copy to be delivered to CBB, and based on such summary,  Bancorp and Western shall have  prepared and submitted a final  calculation  of such fees and expenses and (ii) Bancorp,
Western or the Bancorp  Subsidiaries,  as  applicable,  shall have accrued and paid the amount of such fees and expenses as  calculated above after CBB has been given an  opportunity to review all such bills and the  calculation of such fees and expenses,  and (iii) such advisors shall have released Bancorp,  Western or the Bancorp Subsidiaries,  as appropriate,  and the Surviving Bank from liability, or shall have advised them in writing that,  upon payment in full of such  amounts,  they shall have no liability for any fees or expenses to such advisors.

11.20    Lease for  Branch.  Effective  as of the  Closing,  CBB shall have  entered  into a lease for the branch  located at 4100 West
         -----------------
Alameda  Avenue,  Burbank,  California  91505  with the owner of such  branch  for a term of no less than ten (10)  years  with two CBB options to renew said lease for an additional  five (5) years each, and on such other terms and conditions as are  satisfactory  to CBB in its sole discretion.

11.21    Audited Financials.  H B shall have audited the consolidated  financial  statements of Bancorp for the year ended December 31,
         ------------------
2001,  and shall have  delivered a copy of such audited  financial  statements to CBB  immediately  upon  completion of their audit and audit procedures, but in no event less than five (5) Business Days prior to the Closing Date.

11.22    Tail Insurance  Coverage.  Bancorp and Western shall have obtained the Tail-Insurance  Coverage,  as provided in Section 6.19,
         ------------------------
on terms reasonably satisfactory to CBB.

11.23    Notes.  Each of the holders of the Notes shall have submitted their  respective  Note(s) for redemption  pursuant to the terms
         -----
of the Note  Agreements,  so that upon  payment of the Notes  pursuant to Section  6.15 and  effective  as of the  Closing:  (i) all of
Bancorp's obligations pursuant to the Note Agreements shall have been satisfied;  (ii) all Encumbrances on any of the assets of Bancorp pursuant to the terms of the Note Agreements  shall have been terminated and the  certificates  evidencing the capital stock of Western shall have been returned to Bancorp, free and clear of all Encumbrances; and (iii) the Note Agreements shall have been terminated.

11.24    Subordinated  Notes. The  Subordinated  Notes shall have been amended to provide that such notes can be prepaid by Bancorp and
         -------------------
any successor  thereto,  including  CBB,  without  penalty or additional  expense at any time at or following the Effective Time of the
Merger.  At or immediately  prior to the Effective Time of the Merger,  all of the obligations  under the Subordinated  Note payable to
John Bell shall have been satisfied.

11.25    MOU. As of the  Effective  Time of the Merger,  the  Comptroller  of the Currency  shall have  terminated or set aside the MOU
         ---
with Western,  and shall have  acknowledged  that CBB and the  Surviving  Bank shall not have any  successor  liability  under such MOU resulting from or concerning the regulatory problems or violations of Western or Bancorp set forth therein.

11.26    Officers'  Certificate.  There  shall have been  delivered  to CBB on the  Closing  Date a  certificate  executed by the Chief
         ----------------------
Executive Officer and the Chief Financial  Officer of Bancorp  certifying,  to the best of their knowledge,  compliance with all of the provisions of Sections 11.2, 11.3, 11.4, 11.5, 11.15, 11.16. 11.21, 11.22, 11.23, 11.24 and 11.25.

                                                             Article 12

                                                           EMPLOYEE BENEFITS
                                                           -----------------

12.1     Employee Benefits.
         -----------------

                  Except as  otherwise  provided in this  Agreement  or  pursuant to the terms of such Plans,  all Plans of Bancorp and
Western will be  discontinued,  and employees of Bancorp and Western who become employees of CBB shall become eligible for the employee benefit plans of CBB on the same terms as such plans and benefits are  generally  offered from time to time to employees of CBB and its subsidiaries  in comparable  positions  with CBB or its  subsidiaries.  For purposes of determining  such  employment  eligibility  and vesting under the employee  benefit plans of CBB (other than for the CVB 401(k) and Profit  Sharing  Plan),  CBB shall  recognize  such employees' years of service with Bancorp or Western beginning on the date such employees  commenced  employment with Bancorp or Western through the Effective Time of the Merger.

                  CBB also agrees to honor all commitments of Bancorp and Western under the Salary Continuation Agreements,  subject to compliance with Section 11.10 herein.  The parties hereto further agree that certain other matters  respecting  employee benefits shall be dealt with in a letter, dated the date hereof, between the parties and hereby incorporated by reference and made a part hereof.

                                                               Article 13

                                                              TERMINATION
                                                              -----------

13.1     Termination.  This  Agreement  may be  terminated at any time prior to the  Effective  Time of the Merger,  whether  before or
         -----------
after approval by the shareholders of Bancorp and Security Acquisition as follows and in no other manner:

13.1.1   By mutual agreement of the Parties, in writing;

13.1.2   By CBB immediately upon the failure of the shareholders of Bancorp to give the requisite approval of this Agreement;

13.1.3   By Bancorp and Western,  if CBB should  materially  default in the  observance or in the due and timely  performance of any of its covenants and  agreements  herein  contained and such default shall not have been fully cured within 10 Business Days after written notice specifying the alleged default;

13.1.4   By CBB, if Bancorp or Western should materially  default in the observance or in the due and timely  performance of any of its covenants  and  agreements  herein  contained  and such default  shall not have been fully cured within 10 Business  Days after written notice specifying the alleged default;

13.1.5   By CBB if the FRB  shall  have not  granted  a waiver  of the  application  requirements  of the BHC Act or if the  FDIC,  the
Comptroller  or the  Commissioner  shall have finally  declined to approve the Merger,  the Second  Merger or the Bank Merger or if the
Consent of any other Governmental Entity necessary to contemplate the transactions contemplated hereby has not been obtained;

13.1.6   By  Bancorp,  Western  or CBB if any  conditions  set forth in Article 9 shall not have been met by June 30,  2002;  provided, however,  that this Agreement  shall not be terminated  pursuant to this Section 13.1.6 if the relevant  condition shall have failed to occur as a result of any act or omission of the party seeking to terminate.

13.1.7   By Bancorp  and  Western  if any of the  conditions  set forth in Article 10 shall not have been met,  or by CBB if any of the conditions  set forth in Article 11 shall not have been met, by June 30, 2002,  or such earlier time as it becomes  apparent  that such condition  shall not be met,  provided,  however,  that this Agreement  shall not be terminated  pursuant to this Section 13.1.7 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

13.1.8   By CBB, at any time, if Bancorp or Western violates the covenants set forth in Section 6.1.14;

13.1.9   By CBB,  at any time,  if  Bancorp or Western  has  received  an  unsolicited  offer from a Person  other than CBB to effect a
Competing  Transaction  and takes any action  referred to in the last sentence of Section  6.1.14,  and within 10 days after receipt of such  unsolicited  offer,  Bancorp or Western has not advised CBB in writing that no further  action will be taken with respect to such offer;

13.1.10   By CBB, at any time, if the Board of Directors of Bancorp withdraws its recommendation pursuant to Section 6.6;

13.1.11   By CBB under the circumstances set forth in Section 8.3.

13.2     Effect of Termination; Liquidated Damages; Expenses.
         ---------------------------------------------------

(a)       No termination of this Agreement  under this Article 13 for any reason or in any manner shall release,  or be construed as so releasing,  any Party from its  obligations  under  subsection (b) or (c) of this Section 13.2, or Sections 8.2, 14.1 and 14.10 or from any  liability  or damage to any other  Party  hereto  arising  out of, in  connection  with or  otherwise  relating  to,  directly  or indirectly,  said Party's willful and material breach,  default or failure in performance of any of its covenants,  agreements,  duties or  obligations  arising  hereunder;  provided,  however,  that if such  termination  shall result from an election to terminate by CBB
                                      --------   -------
pursuant to subsections  13.1.2,  13.1.9 or 13.1.10,  Western and Bancorp shall wire transfer to CBB as reasonable and full  liquidated damages and reasonable  compensation for the loss sustained as a result of the transactions  contemplated hereby not being consummated, and not as a penalty or forfeiture,  the aggregate sum of $325,000,  within two Business Days following  notice of such election,  plus
CBB's Expenses.

(b)       Bancorp and Western  agree that if this  Agreement is terminated  by CBB pursuant to Section  13.1.4 or 13.1.11,  Bancorp and
Western  shall  promptly  and in any event  within 10 days after  such  termination,  pay CBB all  Expenses  of CBB,  but not to exceed
$200,000.  CBB agrees that if this  Agreement is terminated by Western or Bancorp  pursuant to Section  13.1.3,  CBB shall promptly and in any event within 10 days after such termination, pay all Expenses of Western and Bancorp, but not to exceed $100,000.

(c)       Except as otherwise provided in this Section 13.2 or elsewhere in this Agreement,  all Expenses incurred by Bancorp,  Western and CBB in  connection  with or related to the  authorization,  preparation  and  execution  of this  Agreement,  the  solicitation  of shareholder  approval  and all other  matters  related to the  closing of the  transactions  contemplated  hereby,  including,  without limitation of the generality of the foregoing,  all fees and expenses of agents,  representatives,  counsel and accountants employed by such Party or its  Affiliates,  shall be borne  solely and  entirely  by the Party which has  incurred  the same.  Notwithstanding  the foregoing,  CBB shall pay all filing fees in connection with securing  approval or waiver of approval of the transactions  contemplated by this  Agreement  by the FRB, the FDIC,  the  Comptroller  and the  Commissioner,  and Bancorp  shall pay all Expenses so incurred in obtaining approval of the Bancorp shareholders of the transactions contemplated by this Agreement.

13.3     Force  Majeure.  Bancorp,  Western and CBB agree that,  notwithstanding  anything to the  contrary in this  Agreement,  in the
         --------------
event this  Agreement is  terminated as a result of a failure of a condition,  which failure is due to a natural  disaster or other act of God, or an act of war, or an act of terrorism,  and provided neither party has materially  failed to observe the obligations of such party under this  Agreement,  neither party shall be obligated to pay to the other party to this Agreement any Expenses or otherwise be liable hereunder.

                                                              Article 14

                                                             MISCELLANEOUS
                                                             -------------

14.1     Notices.  Any notice,  request,  instruction or other  document to be given  hereunder by any party hereto to another shall be
         -------
in writing and delivered  personally or by confirmed  facsimile  transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

To CBB:  .........         Citizens Business Bank
         .........                  701 North Haven Avenue
         .........                  Ontario, California  91764
         .........                  Attention:  D. Linn Wiley
         .........                  Facsimile Number:  (909) 481-2130

             With a copy to:        Manatt, Phelps   Phillips, LLP
         .........                  11355 West Olympic Boulevard
         .........                  Los Angeles, California 90064
         .........                  Attention:  William T. Quicksilver, Esq.
         .........                  Craig D. Miller, Esq.
         .........                  Facsimile Number:  (310) 312-4224

To Bancorp or Western:     Western  Security Bancorp
         .........                  Western Security Bank, N.A.
         .........                  4100 West Alameda Avenue
         .........                  Burbank, California  91505
         .........                  Attention:  Jerome E. Farley
         .........                  Facsimile Number:  (818) 843-7870

              With a copy to:       Horgan, Rosen, Beckham and Corer
         .........                  23975 Park Sorrento, Suite 200
         .........                  Calabasas, California  91302
         .........                  Attention: Gary Horgan, Esq.
         .........                  Facsimile (818) 591-3838

                  Any such  notice,  request,  instruction  or  other  document  shall be  deemed  received  (i) on the date  delivered personally or delivered by confirmed  facsimile  transmission,  (ii) on the next  Business Day after it was sent by overnight  courier, postage  prepaid;  or (iii) on the third Business Day after it was sent by registered or certified mail,  postage  prepaid.  Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

14.2     Successors and Assigns.  This Agreement and all rights,  privileges,  duties and  obligations of the parties hereto may not be
         ----------------------
assigned or  delegated by any party hereto and any such  attempted  assignment  or  delegation  shall be null and void.  Subject to the foregoing,  all of the terms and  provisions  hereof shall be binding upon,  and inure to the benefit of, the successors and assigns of the Parties hereto.

14.3     Counterparts.  This  Agreement  and any  exhibit  hereto may be  executed  in one or more  counterparts,  all of which,  taken
         ------------
together,  shall  constitute one original  document and shall become  effective when one or more  counterparts  have been signed by the appropriate parties and delivered to each party hereto.

14.4     Effect of Representations and Warranties.  The  representations  and warranties  contained in this Agreement or in any List or
         ----------------------------------------
Schedule shall terminate immediately after the Effective Time of the Bank Merger.

14.5     Third  Parties.  Each party  hereto  intends that this  Agreement  shall not benefit or create any right or cause of action to
         --------------
any person other than parties  hereto.  As used in this  Agreement the term "Parties"  shall refer only to CBB,  Bancorp and Western as the context may require.

14.6     Lists;  Exhibits;  Integration.  Each Schedule,  list,  exhibit and letter  delivered  pursuant to this Agreement  shall be in
         ------------------------------
writing and shall constitute a part of the Agreement,  although Schedules,  lists and letters need not be attached to each copy of this
Agreement.  This Agreement,  together with such Schedules,  lists,  exhibits and letters,  constitutes the entire agreement between the parties  pertaining to the subject matter hereof and supersedes all prior  agreements and  understandings  of the parties in connection therewith.

14.7     Knowledge.  Whenever any statement  herein or in any list,  certificate or other  document  delivered to any party pursuant to
         ---------
this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another  Person,  such party or other Person shall make such statement only after conducting an investigation  reasonable under the circumstances of the subject matter thereof,  and each such statement shall constitute a representation that such investigation has been conducted.

14.8     Governing Law. This  Agreement is made and entered into in the State of  California,  except to the extent that the provisions
         -------------
of federal law are  mandatorily  applicable,  and the laws of the State of  California  shall govern the  validity  and  interpretation hereof and the performance of the parties hereto of their respective  duties and obligations  hereunder,  except that the provisions of the Agreement with respect to the Bank Merger shall also be governed by United States law.

14.9     Captions.  The captions  contained in this  Agreement  are for  convenience  of reference  only and do not form a part of this
         --------
Agreement and shall not affect the interpretation hereof.

14.10    Confidentiality.  All Confidential  Information  disclosed heretofore or hereafter by any Party to this Agreement to any other
         ---------------
Party to this  Agreement  shall be kept  confidential  by such other Party and shall not be used by such other Party  otherwise than as herein  contemplated,  except to the extent that (a) it is  necessary  or  appropriate  to disclose to the FRB,  the  Comptroller,  the
Commissioner,  the FDIC or any other  Governmental  Entity  having  jurisdiction  over CBB,  Bancorp or Western or as may  otherwise be required by Rule (any  disclosure of  Confidential  Information  to a  Governmental  Entity shall be accompanied by a request that such
Governmental  Entity  preserve  the  confidentiality  of  such  Confidential  Information);  or  (b) to  the  extent  such  duty  as to confidentiality is waived by the other Party. Such obligation as to  confidentiality  and non-use shall survive the termination of this
Agreement  pursuant  to  Article  13. In the event of such  termination  and on  request of  another  Party,  each Party  shall use all reasonable efforts to (y) return to the other Parties all documents (and  reproductions  thereof) received from such other Parties that contain  Confidential  Information  (and,  in the case of  reproductions,  all such  reproductions  made by the receiving  Party);  and
(z) destroy the originals and all copies of any analyses,  computations,  studies or other  documents  prepared for the internal use of such Party that include Confidential Information.

14.11    Severability.  If any portion of this  Agreement  shall be deemed by a court of competent  jurisdiction  to be  unenforceable,
         ------------
the remaining  portions shall be valid and enforceable only if, after excluding the portion deemed to be  unenforceable,  the remaining terms  hereof  shall  provide  for the  consummation  of the  transactions  contemplated  herein in  substantially  the same  manner as originally set forth at the date this Agreement was executed.

14.12    Waiver and  Modification;  Amendment.  No waiver of any term,  provision or condition of this  Agreement  and the Agreement of
         ------------------------------------
Bank  Merger,  whether  by conduct or  otherwise,  in any one or more  instances,  shall be deemed to be or  construed  as a further or continuing  waiver of any such term,  provision or condition of this  Agreement.  Except as otherwise  required by law, this  Agreement the  Agreement  of Merger,  the  Agreement of Second  Merger and the  Agreement of Bank Merger,  when  executed and  delivered,  may be modified or amended by action of the Boards of Directors of CBB and Bancorp,  and by CBB and Western,  respectively,  without action by their  respective  shareholders.  This  Agreement  may be modified or amended only by an instrument  of equal  formality  signed by the parties or their duly authorized agents.

14.13    Attorneys'  Fees.  If any legal  action or any  arbitration  upon  mutual  agreement  is brought for the  enforcement  of this
         ----------------
Agreement or because of an alleged dispute,  controversy,  breach,  or default in connection with this Agreement,  the prevailing party shall be  entitled to recover  reasonable  attorneys'  fees and other costs and  expenses  incurred  in that action or  proceeding,  in addition to any other relief to which it may be entitled.

                  IN WITNESS  WHEREOF,  the parties to this  Agreement  have duly executed this  Agreement as of the day and year first above written.

ATTEST:                                                         CITIZENS BUSINESS BANK

/s/ Edward Biebrich                                             By:  /s/ D. Linn Wiley
---------------------------                                        -------------------------------------
Chief Financial Officer                                            D. Linn Wiley
                                                                   President and Chief Executive Officer

ATTEST:                                                         WESTERN SECURITY BANCORP

/s/ Joseph L. DeMieri                                           By: /s/ Jerome E. Farley
---------------------------                                        -------------------------------------
Secretary                                                          Jerome E. Farley
                                                                   President and Chief Executive Officer

ATTEST:                                                         WESTERN SECURITY BANK, NATIONAL
                                                                ASSOCIATION

/s/ Joseph L. DeMieri                                           By:  /s/ Jerome E. Farley
--------------------------                                          ------------------------------------
Secretary                                                          Jerome E. Farley
                                                                   President and Chief Executive Officer

                                                             EXHIBIT LIST

A        AGREEMENT OF MERGER

B        AGREEMENT OF BANK MERGER

C        AGREEMENT OF SECOND MERGER

D        FORM OF NONCOMPETITION AGREEMENT

D-1      FORM OF NONCOMPETITION AGREEMENT WITH EDWARD MYLETT

E        FORM OF SHAREHOLDER'S AGREEMENT

F        FORM OF OPINION TO COUNSEL FOR CBB

G        FORM OF OPINION TO COUNSEL OR BANCORP AND WESTERN

                             FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

         This First Amendment to Agreement and Plan of  Reorganization  (this  "Amendment"),  dated as of this 25th day of  January,  2002,  is made  with  reference  to that  certain  Agreement  and  Plan of  Reorganization  ("the
Reorganization  Agreement"),  dated January 17, 2002, by and among  Citizens  Business  Bank, a California  banking corporation  ("CBB"),  on the one hand, and Western  Security  Bancorp,  a California  corporation  ("Bancorp") and
Western Security Bank, National  Association,  a national banking association  ("Western"),  on the other hand. All capitalized terms not defined herein have the meaning ascribed to them in the Reorganization Agreement.

         WHEREAS,  the  Reorganization  Agreement  provides for the acquisition by CBB of Bancorp and Western under the terms and conditions contained therein;

         WHEREAS,  Section 6.16 of the Reorganization  Agreement  ("Section 6.16") requires Western to use its best efforts  to amend  the  Salary  Continuation  Agreements  between  the  Named  Executives  to  provide  that,  upon consummation of the transactions  contemplated by the Reorganization  Agreement, each of the Named Executives would receive a certain sum payable  monthly for 180 months,  and pursuant to Section  6.16,  monthly  payments to Edward
Mylett would not commence until he reached the age of 55; and

         WHEREAS,  the parties  hereto desire to amend the text of Section  6.16,  as set forth below,  in order to modify the terms upon which such monthly payments will commence.

         NOW THEREFORE,  in consideration of the mutual  conditions and agreements set forth in the  Reorganization
Agreement and this Amendment,  and other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Text  Modification.  The phrase  immediately  prior to the last  sentence of Section 6.16 which  currently reads:

         "provided,  however,  that the  amendment to the Salary  Continuation  Agreement  for Mr.  Mylett
         shall  provide  that the payments  Mr.  Mylett is entitled to pursuant to this Section  shall not commence until Mr. Mylett reaches the age of 55."

is hereby amended to read:

         "provided,  however,  that the  amendment to the Salary  Continuation  Agreement  for Mr.  Mylett
         shall  provide  that the payments  Mr.  Mylett is entitled to pursuant to this Section  shall not commence  until  the  later  of the  date (i) Mr.  Mylett  reaches  the age of 55,  or (ii) Mr.
         Mylett's employment with the Surviving Bank shall cease."

2.        Survival.  Except as modified  hereby,  all of the provisions of the  Reorganization  Agreement remain in full force and effect.

3.       References.  Any  reference to the  Reorganization  Agreement  contained in any  document,  instrument  or agreement  executed in  connection  with the  Reorganization  Agreement,  shall be deemed to be a reference  to the
Reorganization Agreement as modified by this Amendment.

4.       Counterparts.  This  Amendment  may  be  executed  in  one or  more  counterparts,  each  of  which  shall constitute an original, but all of which taken together shall be one and the same instrument.

         IN WITNESS  WHEREOF,  the  parties  hereto have caused  this  Reorganization  Agreement  to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

ATTEST:                                                CITIZENS BUSINESS BANK

/s/ Edward J. Biebrich, Jr.                            By: /s/ D. Linn Wiley
Chief Financial Officer                                       D. Linn Wiley
                                                              President and Chief Executive Officer

ATTEST:                                                WESTERN SECURITY BANCORP

/s/ Joseph L. DeMieri                                  By:  /s/ Jerome E. Farley
Secretary                                                      Jerome E. Farley
                                                              President and Chief Executive Officer

ATTEST:                                                  WESTERN SECURITY BANK, NATIONAL
                                                         ASSOCIATION

/s/ Joseph L. DeMieri                                By:  /s/ Jerome E. Farley
Secretary                                                    Jerome E. Farley
                                                             President and Chief Executive Officer